                                                                    Exhibit 10.1


--------------------------------------------------------------------------------


             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


               BETWEEN THE COMPANY AND FOOTHILL CAPITAL CORPORATION

                              DATED JULY 5, 2000





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                         PAGE(S)
                                                                         -------


1.   DEFINITIONS AND CONSTRUCTION......................................1

     1.1   Definitions.......................................................1
     1.2   Accounting Terms.................................................15
     1.3   Code.............................................................16
     1.4   Construction.....................................................16
     1.5   Schedules and Exhibits...........................................16

2.   LOAN AND TERMS OF PAYMENT..............................................16

     2.1   Revolving Advances...............................................16
     2.2   Letters of Credit................................................23
     2.3   Intentionally Omitted............................................26
     2.4   Intentionally Omitted............................................26
     2.5   Payments.........................................................26
     2.6   Overadvances.....................................................27
     2.7   Interest and Letter of Credit Fees: Rates, Payments,
           and Calculations. ...............................................27
     2.8   Collection of Accounts...........................................29
     2.9   Crediting Payments; Application of Collections...................29
     2.10  Designated Account...............................................29
     2.11  Maintenance of Loan Account; Statements of Obligations...........30
     2.12  Fees.............................................................30
     2.13  Eurodollar Rate Loans............................................31
     2.14  Illegality.......................................................32
     2.15  Requirements of Law..............................................33
     2.16  Indemnity........................................................34

3.   CONDITIONS; TERM OF AGREEMENT..........................................35

     3.1   Conditions Precedent to the Initial Advance and the
           Initial Letter of Credit. .......................................35
     3.2   Conditions Precedent to all Advances and all Letters of Credit...36
     3.3   Intentionally Omitted............................................36
     3.4   Term; Automatic Renewal..........................................36
     3.5   Effect of Termination............................................36
     3.6   Early Termination by Borrower....................................36

4.   CREATION OF SECURITY INTEREST..........................................37

     4.1   Grant of Security Interest.......................................37
     4.2   Negotiable Collateral............................................37
     4.3   Collection of Accounts, General Intangibles,
           and Negotiable Collateral. ......................................37
     4.4   Delivery of Additional Documentation Required....................37
     4.5   Power of Attorney................................................38

     4.6   Right to Inspect.................................................38

5.   REPRESENTATIONS AND WARRANTIES.........................................38

     5.1   No Encumbrances..................................................38
     5.2   Eligible Accounts................................................38
     5.3   Eligible Inventory...............................................39
     5.4   Equipment........................................................39
     5.5   Location of Inventory and Equipment..............................39
     5.6   Inventory Records................................................39
     5.7   Location of Chief Executive Office; FEIN.........................39
     5.8   Due Organization and Qualification; Subsidiaries.................39
     5.9   Due Authorization; No Conflict...................................40
     5.10  Litigation.......................................................40
     5.11  No Material Adverse Change.......................................40
     5.12  Solvency.  Borrower is Solvent...................................40
     5.13  Employee Benefits................................................40
     5.14  Environmental Condition..........................................40
     5.15  Year 2000 Compliance.............................................41

6.   AFFIRMATIVE COVENANTS..................................................41

     6.1   Accounting System and Schedules..................................41
     6.2   Financial Statements, Reports, Certificates......................41
     6.3   Tax Returns......................................................42
     6.4   Designation of Inventory.........................................42
     6.5   Store Openings and Closings and Rents Reports....................43
     6.6   Title to Equipment...............................................43
     6.7   Maintenance of Equipment.........................................43
     6.8   Taxes............................................................43
     6.9   Insurance........................................................43
     6.10  No Setoffs or Counterclaims......................................44
     6.11  Location of Inventory and Equipment..............................44
     6.12  Compliance with Laws.............................................44
     6.13  Employee Benefits................................................44
     6.14  Leases...........................................................45

7.   NEGATIVE COVENANTS.....................................................45

     7.1   Indebtedness.....................................................45
     7.2   Liens............................................................46
     7.3   Restrictions on Fundamental Changes..............................46
     7.4   Disposal of Assets...............................................46
     7.5   Change Name......................................................46
     7.6   Guarantee........................................................46
     7.7   Nature of Business...............................................46
     7.8   Prepayments and Amendments.......................................46
     7.9   Change of Control................................................46

     7.10  Consignments.....................................................47
     7.11  Distributions....................................................47
     7.12  Accounting Methods...............................................47
     7.13  Advances, Investments and Loans..................................47
     7.14  Transactions with Affiliates.....................................47
     7.15  Suspension.......................................................48
     7.16  Use of Proceeds..................................................48
     7.17  Change in Location of Chief Executive Office; Inventory
           and Equipment with Bailees.......................................48
     7.18  No Prohibited Transactions Under ERISA...........................48
     7.19  Financial Covenants..............................................49
     7.20  Capital Expenditures.............................................49

8.   EVENTS OF DEFAULT......................................................49

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.................................51

     9.1   Rights and Remedies..............................................51
     9.2   Remedies Cumulative..............................................53

10.  TAXES AND EXPENSES.....................................................53

11.  WAIVERS; INDEMNIFICATION...............................................54

     11.1  Demand; Protest; etc.............................................54
     11.2  The Lender Group's Liability for Collateral......................54
     11.3  Indemnification..................................................54

12.  NOTICES................................................................54

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.............................55

14.  DESTRUCTION OF BORROWER'S DOCUMENTS....................................56

15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................56

     15.1  Assignments and Participations...................................56
     15.2  Successors.......................................................59

16.  AMENDMENTS; WAIVERS....................................................59

     16.1  Amendments and Waivers...........................................59
     16.2  No Waivers; Cumulative Remedies..................................60

17.  AGENT; THE LENDER GROUP................................................60

     17.1  Appointment and Authorization of Agent...........................60
     17.2  Delegation of Duties.............................................61
     17.3  Liability of Agent-Related Persons...............................61
     17.4  Reliance by Agent................................................61
     17.5  Notice of Default or Event of Default............................62
     17.6  Credit Decision..................................................62
     17.7  Costs and Expenses; Indemnification..............................63
     17.8  Agent in Individual Capacity.....................................64
     17.9  Successor Agent..................................................64
     17.10 Withholding Tax..................................................64
     17.11 Collateral Matters...............................................66
     17.12 Restrictions on Actions by Lenders; Sharing of Payments..........66
     17.13 Agency for Perfection............................................67
     17.14 Payments by Agent to the Lenders.................................67
     17.15 Concerning the Collateral and Related Loan Documents.............67
     17.16 Field Audits and Examination Reports; Confidentiality;
           Disclaimers by Lenders; Other Reports and Information............68
     17.17 Several Obligations; No Liability................................69

18.  GENERAL PROVISIONS.....................................................69

     18.1  Effectiveness....................................................69
     18.2  Section Headings.................................................69
     18.3  Interpretation...................................................69
     18.4  Severability of Provisions.......................................69
     18.5  Counterparts; Telefacsimile Execution............................69
     18.6  Revival and Reinstatement of Obligations.........................70
     18.7  Integration......................................................71

            SCHEDULES AND EXHIBITS

Schedule C-1            Commitments on Closing Date
Schedule E-1            Eligible Inventory Locations
Schedule P-1            Permitted Liens
Schedule 5.8            Subsidiaries
Schedule 5.13           ERISA Benefit Plans
Schedule 5.14           Environmental Condition
Schedule 6.11           Location of Inventory and Equipment
Schedule 7.1            Indebtedness

Exhibit A-1             Form of Assignment and Acceptance
Exhibit C-1             Form of Compliance Certificate

                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


      THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of July 5, 2000, among THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 915 Secaucus Road, Secaucas, New Jersey 07094, on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, as Agent, on the other hand.

                                    RECITALS

      A. Borrower and Foothill are parties to that certain Amended and Restated Loan and Security Agreement dated as of July 31, 1997 together with the Libor Supplement thereto (as amended, the "Existing Loan Agreement").

      B. Borrower and Foothill desire to amend and restate in its entirety the Existing Loan Agreement and to provide for an agented agreement.

      The parties agree that the Existing Loan Agreement is amended and restated as follows:

      1. DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

            "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, Revolving Accounts, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

            "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next whole multiple of 1/16 of 1% per annum) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) 100% minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "ADDITIONAL FINANCING" means any increase in the Maximum Amount from $75,000,000 to an amount not to exceed $100,000,000.

            "ADVANCES" has the meaning set forth in SECTION 2.1(A).

            "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

            "AGENT" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.

            "AGENT ADVANCE" has the meaning set forth in SECTION 2.1(H).

            "AGENT LOAN" has the meaning set forth in SECTION 2.1(G).

            "AGENT-RELATED PERSONS" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

            "AGENT'S ACCOUNT" has the meaning set forth in SECTION 2.8.

            "AGREEMENT" has the meaning set forth in the preamble hereto.

            "ASSIGNEE" has the meaning set forth in SECTION 15.1.

            "ASSIGNMENT AND ACCEPTANCE" has the meaning set forth in SECTION 15.1(A) and shall be in the form of EXHIBIT A-1.

            "AUTHORIZED PERSON" means any officer or other authorized employee of Borrower.

            "AVAILABILITY" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Amount, LESS (b) the Revolving Facility Usage.

            "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C.
Section 101 ET Seq.), as amended, and any successor statute.


            "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "BORROWER" has the meaning set forth in the preamble to this Agreement.

            "BORROWER'S BOOKS" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

            "BORROWING" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

            "BORROWING BASE" has the meaning set forth in SECTION 2.1(A).

            "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or Eurodollar Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

            "BUSINESS PLAN" means Borrower's and its Subsidiaries' business plans attached hereto as Exhibit B-1, together with any amendment, modification, or revision to such business plan approved by Agent.

            "CHANGE OF CONTROL" shall be deemed to have occurred at such time as Borrower's existing shareholders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 40% of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors.

            "CLOSING DATE" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

            "CODE" means the California Uniform Commercial Code.

            "COLLATERAL" means each of the following:

            (a) the Accounts,

            (b) Borrower's Books,

            (c) the Equipment,

            (d) the General Intangibles,

            (e) the Inventory,

            (f) the Investment Property,

            (g) the Negotiable Collateral,

            (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender Group, and

            (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Investment

Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

            "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on SCHEDULE C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 15.1 and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 and delivered by the chief accounting officer of Borrower to Agent.

            "CONSOLIDATED CURRENT ASSETS" means, as of any date of determination, the aggregate amount of all current assets of Borrower and its consolidated Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current assets.

            "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower and its consolidated Subsidiaries that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

            "DAILY BALANCE" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DEEMS ITSELF INSECURE" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

            "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "DEFAULTING LENDER" has the meaning set forth in SECTION 2.1(F)(II).

            "DEFAULTING LENDERS RATE" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

            "DESIGNATED ACCOUNT" means account number 20-3024941126-6 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

            "DESIGNATED ACCOUNT BANK" means First Union National Bank, whose office is located at 100 Fidelity Plaza, North Brunswick, New Jersey 08905 and whose ABA number is 021200025.

            "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

            "DOLLARS OR $" means United States dollars.

            "EBITDA" means the consolidated net income of Borrower (excluding extraordinary items) for the applicable period (a) plus all interest expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for the period, (b) plus or minus losses or gains attributable to any fixed asset sales in the period and (c) plus or minus any other non-cash charges which have been subtracted or added in calculating consolidated net income for the period.

            "ELIGIBLE ACCOUNTS" means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be reasonably acceptable to Agent in all respects; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of invoice date;

            (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

            (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

            (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

            (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent;

            (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

            (g) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

            (h) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

            (i) Accounts the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition.

            "ELIGIBLE INVENTORY" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business, that is reasonably acceptable to Agent in all respects, that is located at Borrower's premises identified on Schedule E-1 or that is in transit to Borrower if: (a) title to such Inventory has been transferred to Borrower, (b) the Inventory is insured to Agent's reasonable satisfaction and (c) documentation regarding such Inventory is reasonably acceptable to Agent, and such Inventory strictly complies with all of Borrower's representations and warranties to the Lender Group. If Eligible Inventory is in transit to Borrower and has been acquired pursuant to a Letter of Credit, the Letter of Credit must have been drawn upon. Eligible Inventory shall not include slow moving Inventory (as determined in Agent's reasonable business judgment based upon industry practices), or obsolete items, restrictive or custom items, raw materials, work-in-process, components that are not part of finished goods, spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a security interest or lien in favor of any third Person, bill and hold goods, Inventory that is not subject to Agent's perfected security interests, defective goods (except for minor defects that do not affect saleability), "seconds," and Inventory acquired on consignment.

            "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and Borrower.

            "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any assets acquired by Borrower with the proceeds of a Capital Expenditure Loan, (b) any interest of Borrower in any of the foregoing, and (c) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which, within the meaning of Section 414 of the IRC, is: (i) under common control with Borrower; (ii) treated, together with Borrower, as a single employer; (iii) treated as a member of an affiliated service group of which Borrower is also treated as a member; or (iv) is otherwise aggregated with the Borrower for purposes of the employee benefits requirements listed in IRC
Section 414(m)(4).

            "ERISA EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

            "EURODOLLAR RATE" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum (rounded upwards, if necessary, to the next whole multiple of 1/16 of 1% per annum) at which United States dollar deposits are offered to Wells Fargo (or its Affiliates) by major banks in the London interbank market (or other Eurodollar Rate market selected by Agent) on or about 11:00 a.m. (California time) two Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement.

            "EURODOLLAR RATE LOANS" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

            ......"EURODOLLAR RATE MARGIN" means 1.50% initially and shall be subject to adjustment on July 31, 2000, and quarterly thereafter to the following levels corresponding to the following reported 12 month trailing
EBITDA:

                                                              Eurodollar
                  EBITDA                                     RATE MARGIN
                  ------                                     -----------

      equal to or greater than $75,000,000                       1.25%
      less than $75,000,000 but equal to or
        greater than $60,000,000                                 1.50%
      less than $60,000,000 but equal to or
        greater than $55,000,000                                 2.00%
      less than $55,000,000                                      2.50%

            "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

            "FEIN" means Federal Employer Identification Number.

            "FISCAL MONTH" means months computed on the retail basis of four weeks, five weeks and four weeks per fiscal quarter.

            "FISCAL YEAR" means a retail year ending on the Saturday closest to January 31.

            "FOOTHILL" means Foothill Capital Corporation, a California corporation.

            "FUNDING DATE" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "GENERAL INTANGIBLES" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

            "GOVERNING DOCUMENTS" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "INDEBTEDNESS" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases,
(d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

            "INDEMNIFIED LIABILITIES" has the meaning set forth in SECTION 11.3.

            "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "INTEREST PERIOD" means, for any Eurodollar Rate Loan, the period commencing on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date that is one, two or three months thereafter, as selected by Borrower and notified to Agent as provided in SECTIONS 2.13(A) AND (B).

            "INVENTORY" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

            "INVENTORY RESERVES" means reserves (determined from time to time by Agent in its discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of

Eligible In-Transit Inventory by Borrower, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

            "INVESTMENT PROPERTY" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined in Section 9115 of the Code).

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "L/C" has the meaning set forth in SECTION 2.2(A).

            "L/C GUARANTY" has the meaning set forth in SECTION 2.2(A).

            "LENDER" AND "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 15.1.

            "LENDER GROUP" means, individually and collectively, each of the individual Lenders and Agent.

            "LENDER GROUP EXPENSES" means all: reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals); environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by the Lender Group in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor; and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), irrespective of whether suit is brought.

            "LETTER OF CREDIT" means an L/C or an L/C Guaranty, as the context requires.

            "LETTER OF CREDIT AMOUNT" means 0.75% per annum initially and shall be subject to adjustment on July 31, 2000 and quarterly thereafter to the following levels corresponding to the following reported 12 month trailing
EBITDA:

                 EBITDA.                                   L/C AMOUNT
                 -------                                   ----------

            Equal to or greater than $55,000,000              0.75%
            less than $55,000,000                             1.00%

            "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "LOAN ACCOUNT" has the meaning set forth in SECTION 2.11.

            "LOAN DOCUMENTS" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Stock Pledge, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

            "LOCKBOX ACCOUNT" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

            "LOCKBOX AGREEMENTS" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

            "LOCKBOX BANKS" means First Union National Bank, or any replacement bank chosen by Borrower and acceptable to Agent.

            "LOCKBOXES" has the meaning set forth in SECTION 2.8.

            "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such

Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

            "MAXIMUM AMOUNT" means $75,000,000, initially, and $75,000,000 plus the amount of the Additional Financing if it is provided by the Lenders.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in SECTION 4001(A)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

            "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of subsidiaries of Borrower, but limited to 66% of the outstanding shares of each class of stock of any foreign Subsidiary), investment property, security entitlements, documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

            "NRLV" means at any time of determination thereof, the ratio, expressed as a percentage, of the net retail liquidation value of Borrower's Inventory divided by the retail value of such Inventory, all as set forth in the most recent appraisal delivered to, and approved by Agent.

            "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

            "ORIGINATING LENDER" has the meaning set forth in SECTION 15.1(E).

            "OVERADVANCE" has the meaning set forth in SECTION 2.6.

            "PARTICIPANT" has the meaning set forth in SECTION 15.1(C).

            "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

            "PERMITTED LIENS" means (a) Liens held by the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted

Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under SECTION 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, and (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

            "PERMITTED PROTEST" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

            "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

            "PRO-RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

            "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by Borrower.

            "REFERENCE RATE" the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "REFERENCE RATE LOANS" means any advance (or portion thereof) made or outstanding hereunder during any period when interest on such Advance is payable based on the Reference Rate.

            "RENEWAL DATE" has the meaning set forth in SECTION 3.4.

            "REPORTABLE EVENT" means any of the events described in SECTION 4043(C) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

            "REQUIRED LENDERS" means, at any time, Agent together with such other Lenders whose Pro Rata Shares together with Agent aggregate 50.1% or more of the Commitments; PROVIDED, HOWEVER, that in all circumstances Required Lenders shall include at least one Lender that is not the Agent or an Affiliate of Agent.

            "REQUIREMENT OF LAW" means, as to any Person: (a) (i) all statutes and regulations and (ii) court orders and injunctions, arbitrators' decisions, and/or similar rulings, in each instance by any Governmental Authority or arbitrator applicable to or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject; and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

            "RESERVE PERCENTAGE" for any Interest Period means, as of the date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of 1%), as determined by Agent (or its Affiliates) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term equal to such Interest Period by Agent or its Affiliates.

            "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of SECTION 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

            "REVOLVING ACCOUNTS" means any Account arising from an agreement to extend credit on an ongoing basis through the use of a device such as a credit card or the like, whether or not subject to regulation under Federal Reserve Board Regulation Z, or any state statute or regulation on truth-in-lending.

            "REVOLVING FACILITY USAGE" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

            "SETTLEMENT" has the meaning set forth in SECTION 2.1(H)(I).

            "SETTLEMENT DATE" has the meaning set forth in SECTION 2.1(H)(I).

            "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

            "STOCK PLEDGE" means that certain Security Agreement-Stock Pledge, dated as of January 31, 1999, between Borrower and Foothill.

            "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "VOIDABLE TRANSFER" has the meaning set forth in SECTION 15.8.

            "WELLS FARGO" means Wells Fargo Bank, National Association.

            "YEAR 2000 COMPLIANT" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

            1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

            1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

            1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2. LOAN AND TERMS OF PAYMENT.

            2.1 REVOLVING ADVANCES.

            (a) AMOUNTS. Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Amount LESS the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base LESS the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                        (w) 90% of Eligible Accounts, PLUS

                        (x) the lower of (1) 30% of the retail value of
            Borrower's Eligible Inventory or (2) 65% of the cost of Borrower's Eligible Inventory; PLUS

                        (y) an amount equal to 30% of the retail selling price
            of Inventory to be acquired pursuant to outstanding commercial Letters of Credit, but not to exceed the lower of: (a) the amount of the Letter of Credit or (b) 65% of Borrower's Cost for such Inventory. Such Letters of Credit must not allow partial draws unless such draws are for finished goods Inventory concurrently transferred to Borrower, and draws thereunder must require documentation reflecting the transfer of title to Borrower (in form and substance satisfactory to Agent) of first quality finished goods Inventory conforming to Borrower's contract with the seller; PROVIDED, HOWEVER, that the Borrowing Base based upon subsections
            (X) and (Y); in the aggregate, shall not exceed 90% of the NRLV of Borrower's gross Inventory for months other than June through October of each year and 95% of the NRLV of Borrower's gross Inventory for the months of June through October of each year; LESS

                        (z) the aggregate amount of reserves, if any, established by Agent under SECTIONS 2.1(B), 6.15 AND 10.

            (b) RESERVES. Anything to the contrary in this SECTION 2.1 notwithstanding, Agent may (i) reduce the advance rates based upon Eligible Accounts and Eligible Inventory without declaring an Event of Default if it determines in its reasonable business judgment that there has occurred a Material Adverse Change; and (ii) establish reserves against the Borrowing Base in such amounts as Agent in its reasonable judgment (from the perspective of an asset-based lender) shall deem necessary or appropriate, including reserves on account of (y) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any section of this Agreement or any other Loan Document and (z) without duplication of the foregoing, amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of Agent (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of Agent (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) REVOLVING NATURE. Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

            (d) PROCEDURE FOR BORROWING. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Funding Date if such advance is for $8,000,000 or less or no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $8,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

            (e) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.1(D) in excess of $8,000,000, the Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.1(F) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of
SECTION 2.1(G) in the amount of the requested Borrowing. Any requested Borrowing of $8,000,000 or less shall be made as an Agent Loan pursuant to the terms of
SECTION 2.1(G).

            (f) MAKING OF ADVANCES.

                 (i) In the event that the Agent shall elect to have the terms of this SECTION 2.1(F) apply to a requested Borrowing in excess of $8,000,000 as described in SECTION 2.1(E), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.1(D), the Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 11:00 a.m. (California time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in SECTIONS 3.1 and 3.2, the Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Designated Deposit Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.1(L), the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in SECTIONS 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                 (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                 (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder.

            (g) MAKING OF AGENT LOANS.

                 (i) In the event the Agent shall elect to have the terms of this SECTION 2.1(G) apply to a requested Borrowing in excess of $8,000,000 as described in SECTION 2.1(E) or in the event of any requested Borrowing of $8,000,000 or less, Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this SECTION 2.1(G) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Deposit Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of SECTION 2.1(L), the Agent shall not make any Agent Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in SECTIONS 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTIONS 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                 (ii) The Agent Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to SECTION 2.7.

            (h) AGENT ADVANCES.

                 (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3.1 or 3.2 have not been satisfied, to make Advances to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in
SECTION 10 (any of the Advances described in this SECTION 2.1(H) being hereinafter referred to as "Agent Advances"); PROVIDED, that Agent shall not make any Agent Advances to Borrower without the consent of the Required Lenders if the amount thereof would exceed $8,000,000 in the aggregate at any one time.

                 (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to SECTION 2.7.

            (i) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                 (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and
(2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein: (y) if a Lender's balance of the Advances, Agent Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 1:00 p.m. (California time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Agent Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (California time) on the Settlement Date transfer in same day funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                 (ii) In determining whether a Lender's balance of the Advances, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; PROVIDED, HOWEVER, that the closing fee payable by Borrower under SECTION 2.12(B) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                 (iii) Between Settlement Dates, the Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by the Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to the Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, the Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Agent or the Lenders, as applicable.

            (j) NOTATION. The Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to the Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

            (k) LENDERS' FAILURE TO PERFORM. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

            (l) OVERADVANCES. Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to SECTION 2.1(H)(I)(2)(C). If the conditions for borrowing under SECTION 3.2(D) cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (i) either (A) the outstanding Revolving Facility Usage would not exceed the Borrowing Base for more than 60 consecutive days or more than once in any 180 day period, and the maximum outstanding overadvance amount shall not exceed $2,000,000 or (B) (y) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than the amount proposed by Agent and agreed to by the Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount. The foregoing provisions are for the sole and exclusive benefit of the Agent and the Lenders and are not intended to benefit Borrower in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this SECTION 2.1(L) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in SECTION 2.7(C)(I) without regard to the presence or absence of a Default or Event of Default; PROVIDED, that the Required Lenders may, at any time, revoke Agent's authorization contained in this SECTION 2.1(L) to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; PROVIDED FURTHER, HOWEVER, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

            In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

            Each Lender shall be obligated to settle with Agent as provided in
SECTION 2.1(I) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this SECTION 2.1(L), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

            (m) EFFECT OF BANKRUPTCY. If a case is commenced by or against any Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, without the approval of Required Lenders the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to such Borrower as debtor or debtor-in-possession, or to any trustee for such Borrower, nor consent to the use of cash collateral (provided that the applicable Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

            (n) ADDITIONAL FINANCING. At Borrower's request, subject to each of the following conditions, Agent and Lenders may provide the Additional
Financing:

                 (i) no Event of Default shall exist;

                 (ii) any increases in the Maximum Amount (and any concurrent increases in the maximum amount of the Letter of Credit facility) will be in a minimum amount of $5,000,000 and $5,000,000 increases thereto (provided that the Maximum Amount will not in any event exceed $100,000,000 and the maximum Letter of Credit facility will not exceed $80,000,000), and at the effective date thereof, Borrower shall pay to Agent for the ratable benefit of Lenders, an amendment fee in the amount of 0.125% of the amount of any increase in the Maximum Amount;

                 (iii) Agent and Lenders shall have received and approved Borrower's updated Business Plan;

                 (iv) Borrower shall have Borrowing Base Availability (without being limited by the Maximum Amount) as of the end of each of the three months prior to such increase of at least $5,000,000;

                 (v) Borrower shall have given Agent and Lenders not less than 60 days advance written notice of its desire for the Additional Financing during which time Agent shall use its best efforts to obtain additional binding commitments of new Lenders or from existing Lenders; and

                 (vi) Agent shall have received binding commitments of new Lenders (or from existing Lenders) for the increase in the Maximum Amount.

     2.2 LETTERS OF CREDIT.

            (a) AGREEMENT TO CAUSE ISSUANCE; AMOUNTS; OUTSIDE EXPIRATION DATE. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                 (i) 100% of the aggregate amount of all undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances (including any Agent Advances and Agent Loans); or

                 (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Amount less the amount of outstanding Advances (including any Agent Advances and Agent Loans); or (y) $60,000,000 or up to $80,000,000 in accordance with SECTION 2.1(N) relating to Additional Financing.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be on the Closing Date. Each Letter of Credit shall have an expiry date no later than the date on which this Agreement is scheduled to terminate under SECTION 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under SECTION 2.7.

            (b) INDEMNIFICATION. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for Borrower's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

            (c) SUPPORTING MATERIALS. Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

            (d) COSTS OF LETTERS OF CREDIT. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

            (e) INDEMNIFICATION. Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this SECTION 2.2(E).

            (f) INCREASED COSTS. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                 (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                 (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in SECTION 2.7(A) or (C)(I), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this SECTION 2.2(F), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            (g) PARTICIPATIONS.

                 (i) PURCHASE OF PARTICIPATIONS. Immediately upon issuance of any Letter of Credit in accordance with this SECTION 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                 (ii) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                 (iii) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                      (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                      (B) the existence of any claim, setoff, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                      (C) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                      (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                      (E) the occurrence of any Default or Event of Default.

     2.3   INTENTIONALLY OMITTED.

     2.4   INTENTIONALLY OMITTED.

     2.5   PAYMENTS.

            (a) PAYMENTS BY BORROWER.

                 (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in SECTION 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                 (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b) APPORTIONMENT AND APPLICATION OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to specific Advances, and not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied, first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in SECTION 2.1(H).

     2.6 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to SECTIONS 2.1 and
2.2 is greater than either the Dollar or percentage limitations set forth in SECTIONS 2.1 and 2.2 (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of SECTION 2.5(B).

     2.7 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

            (a) Interest Rate. Except as provided in SECTION 2.7(C), below, all Obligations shall bear interest on the Daily Balance as follows:

                        (i) each Eurodollar Rate Loan shall bear interest at a
            per annum rate equal to the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin; and

                        (ii) all other Obligations (except for undrawn Letters
            of Credit) shall bear interest at a per annum rate equal to the Reference Rate.

            (b) LETTER OF CREDIT FEE. Borrower shall pay Agent, for the benefit of the Lender Group, a fee (in addition to the charges, commissions and letter of credit usage fees and costs set forth in SECTION 2.2(D), but with a limit of 0.25% for Wells Fargo's issuance fee) equal to 0.75% per annum times the aggregate undrawn amount of all Letters of Credit outstanding as of the end of the day.

            (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest on the Daily Balance at a per annum rate equal to three percentage points above the Reference Rate, and (ii) the Letter of Credit fee provided in SECTION 2.6(B) shall be increased to 3.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

            (d) Intentionally Omitted.

            (e) PAYMENTS. Interest in respect of Reference Rate Loans and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Interest in respect of each Eurodollar Rate Loan shall be due and payable, in arrears, on (i) the last day of the applicable Interest Period, and (ii) the first day of each month occurring during the term thereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.2(D) (as and when accrued or incurred), the fees and charges provided for in SECTION 2.12 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

            (f) COMPUTATION. The Reference Rate as of the date of this Agreement is 9.50% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

            (g) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

            2.8 COLLECTION OF ACCOUNTS. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

            2.9 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under SECTION 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. Prior to the occurrence of an Event of Default or Agent reasonably deeming itself insecure, and so long as:
(a) the outstanding balance of the Obligations is $33,500,000 or less, and (b) the outstanding balance of the Obligations (other than L/Cs and L/C Guarantees) is $5,000,000 or less, monies shall, at Borrower's option, be transferred from the Lock Box to Agent or to Borrower's operating account on a daily basis, and if transferred to Borrower's operating account such monies will not be applied to the Obligations.

            2.10 DESIGNATED ACCOUNT. Agent and the Lender Group are authorized to make the Advances and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.7(E). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Lender Group hereunder.

Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

            2.11 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by the Lender Group to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with SECTION 2.9, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

            2.12 FEES. Borrower shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

            (a) AGENT'S FEE. On the Closing Date, a loan fee of $100,000 which shall solely be for the account of Agent, which fee shall be fully earned and non-refundable on the Closing Date;

            (b) CLOSING FEE. Borrower shall pay the Agent for the ratable benefit of Lenders a facility fee in an amount equal to $93,750 per year. The facility fee for the first three years of the Line will be fully earned on the Closing Date, but shall be payable on each July 31 commencing with July 31, 2000, through and including July 31, 2002. In the event that the term of this Agreement extends beyond the Renewal Date, then the facility fee shall be paid on the Renewal Date and each anniversary thereafter while the Line is still in effect, and in each case shall be fully earned for each annual extension on the date when due.

            (c) AMENDMENT FEE. Borrower shall pay Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $21,250 (calculated as a $31,250 fee less a $10,000 credit from Amendment Number Four to the Existing Loan Agreement).

            (d) APPRAISALS; FINANCIAL EXAMINATION AND APPRAISAL FEES. The Agent or its designee, at the sole expense of Borrower, shall conduct annual appraisals of Borrower's Inventory. Borrower shall pay to Agent a fee of $650 per day per examiner and $1,000 per day per appraiser for financial analyses and examinations of Borrower and Collateral appraisals, plus out-of-pocket expenses for each such analysis, examination, and appraisal of Borrower performed by Agent or its designee; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, Agent shall not charge Borrower for more than one examination per year. Borrower shall not be liable to pay more than $12,500 per year (exclusive of Agent's out of pocket expenses) for each annual appraisal of Inventory, nor more than $5,000 per year (exclusive of Agent's out of pocket expenses) for any seasonal updates to such appraisals, in either case only so long as at the time such appraisals and updates are conducted there does not exist any Event of Default.

            (e) SERVICING FEE. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $3,000.

            2.13 EURODOLLAR RATE LOANS. Any other provisions herein to the contrary notwithstanding, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

            (a) BORROWING; CONVERSION; CONTINUATION. Borrower may from time to time, on or after the Closing Date (and subject to the satisfaction of the requirements of SECTIONS 3.1 AND 3.2), request in a written or telephonic communication with Agent: (i) Advances to constitute Eurodollar Rate Loans; (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period (in each case subject to the limitations set forth below). Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed funding date therefor, each of the following conditions is satisfied:

                        (v)   no Event of Default exists;

                        (w) no more than five Interest Periods may be in effect at any one time;

                        (x) the amount of each Eurodollar Rate Loan borrowed, converted, or continued must be in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof;

                        (y) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to it and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower; and

                        (z) Agent shall have received such request at least two Business Days prior to the proposed funding date therefor.

            Any request by Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that any Lender shall determine under SECTIONS 2.13(A), 2.14 OR 2.15 that such Eurodollar Rate Loans cannot be made or continued.

            (b) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in SECTION 2.12(A), Borrower shall select an Interest Period for such Eurodollar Rate Loan. The determination of the Interest Period shall be subject to the following provisions:

                        (i) in the case of immediately successive Interest
            Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                        (ii) if any Interest Period would otherwise expire on a
            day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

                        (iii) if any Interest Period begins on the last Business
            Day of a month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iv) Borrower may not select an Interest Period which
            expires later than the Maturity Date.

            (c) AUTOMATIC CONVERSION: OPTIONAL CONVERSION BY AGENT. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Eurodollar Rate Loan at least two Business Days prior to the end of such Interest Period in accordance with the terms of SECTION 2.13(A). Any Eurodollar Rate Loan shall, at Agent's option, upon notice to Borrower, immediately convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing or (ii) this Agreement shall terminate, and Borrower shall pay to Agent, for the benefit of the Lenders, any amounts required by SECTION 2.16 as a result thereof.

            2.14 ILLEGALITY. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; PROVIDED, HOWEVER, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow such Lender or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to SECTION 2.15. If circumstances subsequently change so that such Lender shall determine that it is no longer so affected, such Lender will promptly notify Agent and Borrower, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

            2.15 REQUIREMENTS OF LAW.

            (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date

                        (i) shall subject such Lender to any tax, levy, charge,
            fee, reduction, or withholding of any kind whatsoever with respect to Eurodollar Rate Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for the establishment of a tax based on the net income of Foothill or changes in the rate of tax on the net income of such Lender);

                        (ii) shall in respect of Eurodollar Rate Loans impose,
            modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, Advances or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

                        (iii) shall impose on such Lender any other condition
            with respect to Eurodollar Rate Loans;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing, or maintaining Eurodollar Rate Loans or to increase the cost to such Lender in respect of Eurodollar Rate Loans, by an amount which such Lender deems to be material, or to reduce any amount receivable hereunder in respect of Eurodollar Rate Loans, or to forego any other sum payable thereunder or make any payment on account thereof in respect of Eurodollar Rate Loans, then, in any such case, Borrower shall promptly pay to Agent (for the benefit of such Lender), upon such Lender's demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; PROVIDED, HOWEVER, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow such Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If a Lender becomes entitled to claim any additional amounts pursuant to this SECTION 2.15, such Lender shall promptly notify Agent and Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this SECTION 2.15 submitted in reasonable detail by such Lender to Agent and Borrower shall be conclusive in the absence of manifest error. Within five Business Days after a Lender notifies Agent and Borrower of any increased cost pursuant to the foregoing provisions of this SECTION 2.15, Borrower may convert all Eurodollar Rate Loans then outstanding into Reference Rate Loans in accordance with SECTION
2.13 and, additionally, reimburse such Lender for any cost in accordance with
SECTION 2.16. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

            (b) If a Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof by a Governmental Authority made subsequent to the Closing Date or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on such Lender's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or such Person could have achieved but for such change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Agent and Borrower of a prompt written request therefor, Borrower shall pay to Agent (for the benefit of such Lender) such additional amount or amounts as will compensate such Lender or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

            2.16 INDEMNITY. Borrower agrees to indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent and each Lender may sustain or incur as a consequence of (a) default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) default by Borrower in making a Borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement, upon an Event of Default, or otherwise), including, in each case, any such loss or expense (but excluding loss of margin or anticipated profits) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained; PROVIDED, HOWEVER, that Agent or any Lender, if requesting indemnification, shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Calculation of all amounts payable to Agent or any such Lender under this SECTION 2.16 shall be made as though such Lender had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Lender may fund each of the Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION 2.16. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

     3. CONDITIONS; TERM OF AGREEMENT.

            3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND THE INITIAL LETTER OF CREDIT. The obligation of the Lender Group to make the initial Advance and to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

            (a) the Closing Date shall occur on or before July 7, 2000;

            (b) Agent shall have received and filed amendments to its financing statements;

            (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                        (1) the Disbursement Letter; and

                        (2) an amendment to the Stock Pledge;

            (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

            (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

            (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

            (g) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

            (h) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent in its sole discretion;

            (i) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

            3.2 Conditions Precedent to all Advances and all Letters of Credit. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) except for good faith disputes between Borrower and landlords, no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, the Lender Group or any of their Affiliates; and

            (d) the amount of any requested Advance or Letter of Credit shall not exceed Availability at such time.

            3.3 INTENTIONALLY OMITTED.

            3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on July 31, 2003 (the "Renewal Date") and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either Borrower or Agent (on behalf of the Lender Group) may terminate this Agreement effective on the Renewal Date or on any year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

            3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

            3.6 EARLY TERMINATION BY BORROWER. The provisions of SECTION 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full. Any cash relating to Letter of Credit Obligations that is not used for Letter of Credit draws or reimbursements shall be returned to Borrower by Agent when the Lender Group no longer has any exposure regarding Letters of Credit or any draws thereunder.

            4. CREATION OF SECURITY INTEREST.

            4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the Lender Group in the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, and other than: (a) sales of Inventory to buyers in the ordinary course of business, (b) sales of Equipment in any 12 month period having an aggregate net book value of $500,000 with the proceeds being applied to the Obligations, and (c) sale or disposal of Collateral (other than Inventory) in connection with the closing of Borrower's stores, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

            4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

            4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

            4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

            4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

            4.6 RIGHT TO INSPECT. Agent (through any of its officers, employees, or agents), shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

            5. REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance and Letter of Credit made thereafter, as though made on and as of the date of such Advance and Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

            5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

            5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are, at the time of the creation thereof and as of each date on which Borrower includes them in a Borrowing Base calculation or certification, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation other than normal returns or disputes in the normal course of business. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. At the time of the creation of an Eligible Account and as of each date on which Borrower includes an Eligible Account in a Borrowing Base calculation or certification, Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding such Eligible Account.

            5.3 ELIGIBLE INVENTORY. All Eligible Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects, except for minor defects arising in the ordinary course of business.

            5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

            5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on
SCHEDULE 6.11 or otherwise permitted by SECTION 6.11.

            5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of its Inventory and Borrower's cost therefor in accordance with the retail method of accounting.

            5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 31-1241495.

            5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

            (b) Set forth on SCHEDULE 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (c) Except as set forth on SCHEDULE 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

            5.9 DUE AUTHORIZATION; NO CONFLICT. Borrower is duly organized and existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral to Foothill.

            5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; and (b) current matters that, if decided adversely to Borrower, would not materially impair the prospect of repayment of the Obligations or materially impair the value or priority of the Lender Group's security interests in the Collateral.

            5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

            5.12 SOLVENCY. BORROWER IS SOLVENT. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

            5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on SCHEDULE 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

            5.14 ENVIRONMENTAL CONDITION. Except as set forth on SCHEDULE 5.14, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

            5.15 YEAR 2000 COMPLIANCE. Borrower is Year 2000 Compliant.

            6. AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

            6.1 ACCOUNTING SYSTEM AND SCHEDULES.

            (a) Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may be requested by Agent. Borrower also shall keep proper books of account showing all sales, claims, and allowances on its Inventory.

            (b) Schedules of Accounts. With such regularity as Agent shall require, Borrower shall provide Agent with schedules describing all Accounts. Agent's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit the Lender Group's security interests or other rights in and to the Accounts.

            6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower agrees to deliver to Agent: (a) as soon as available, but in any event within 30 days after the end of each month (or 45 days after the end of fiscal quarter) during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's Fiscal Years, financial statements of Borrower for each such Fiscal Year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any going concern or other material qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

            Together with the above, Borrower also shall deliver to Lenders Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its public shareholders, and any other report reasonably requested by Agent relating to the Collateral and financial condition of Borrower.

            Each month, together with the financial statements provided pursuant to SECTION 6.2(A), Borrower shall deliver to Agent a certificate signed by its chief financial officer to the effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP and fairly present the financial condition of Borrower; (ii) Borrower is in timely compliance with all of its covenants and agreements hereunder; (iii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

            Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding the Collateral or the financial condition of Borrower.

            6.3 TAX RETURNS. Deliver to Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, concurrently with the filing thereof with the Internal Revenue Service.

            6.4 DESIGNATION OF INVENTORY. Borrower shall now and from time to time hereafter, but not less frequently than weekly (to be delivered each Monday based upon the close of business on the preceding Saturday), execute and deliver to Agent a designation of Inventory specifying the retail selling price of Borrower's Inventory, and not less frequently than monthly, execute and deliver to Agent a designation of Inventory specifying Borrower's Cost, and further specifying such other information as Agent may reasonably request. Such designation shall separately report Inventory that is subject to a letter of credit issued by any Person other than Agent. Borrower will not include Inventory in transit in its Inventory reports until such Inventory has been paid for by draws under applicable letters of credit or has been acquired by Borrower without letter of credit financing.

            6.5 STORE OPENINGS AND CLOSINGS AND RENTS REPORTS. Borrower shall give Agent reasonable prior notice of new store openings and closing of its stores. Borrower shall make timely payment of all rents on real property leases where Borrower is the lessee within applicable grace periods, and shall provide Agent with a monthly report specifying the status of such payments. In the event that Borrower becomes delinquent in its rent payments, then Agent can establish reserves against the Borrowing Base for the amount of any landlord liens arising from such delinquency.

            6.6 TITLE TO EQUIPMENT. Upon Agent's request, Borrower shall within 30 days of such request deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment with a market value of $100,000 or more other than Equipment leased or to be leased.

            6.7 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

            6.8 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

            6.9 INSURANCE.

            (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

            (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Agent, showing Agent as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least 10 days prior written notice to Agent before canceling its policy for any reason. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Agent to be applied on account of the Obligations.

            6.10 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

            6.11 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 6.11; PROVIDED, HOWEVER, that Borrower may amend SCHEDULE 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, Alaska, Hawaii or Puerto Rico, and so long as, at the time of such written notification, Borrower provides any financing statements necessary to perfect and continue perfected the Lien of Agent for the benefit of the Lender Group in such assets, and Borrower will use its best efforts to obtain a Collateral Access Agreement if requested by Agent.

            6.12 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

            6.13 EMPLOYEE BENEFITS.

            (a) Deliver to Agent: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,
(ii) promptly, and in any event within three Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

            (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and
(vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

            6.14 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

            7. NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following:

            7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that is the subject of L/C Guarantees;

            (b) Indebtedness set forth in SCHEDULE 7.1;

            (c) Indebtedness secured by Permitted Liens;

            (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness;

            (e) leases, whether operating leases or capital leases of existing or after acquired Equipment; and

            (f) Indebtedness subordinated to the Obligations on terms and conditions satisfactory to Agent.

            7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
SECTION 7.1(D) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

            7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Without Lender's prior written consent, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

            7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any material portion of Borrower's properties or assets other than sales of (a) Inventory to buyers in the ordinary course of Borrower's business as currently conducted and (b) Equipment having a fair market value, in the aggregate, of up to $500,000 in any Fiscal Year.

            7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of SECTION 9402(7) of the Code), or identity, or add any new fictitious name.

            7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

            7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business.

            7.8 PREPAYMENTS AND AMENDMENTS.

            (a) Except in connection with a refinancing permitted by SECTION 7.1(D), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

            (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(B), (C), or (D).

            7.9 CHANGE OF CONTROL. Except for transfers of shares by Borrower's existing shareholders to members of their immediate family, cause, permit, or suffer, directly or indirectly, any Change of Control.

            7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

            7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding; PROVIDED, HOWEVER, Borrower may buy back certain of its capital stock so long as (i) no Event of Default or Default exists and (ii) there has been at least $17,000,000 of borrowing Availability under SECTION 2.1 (without being limited by the Maximum Amount) as of the end of each of the three months preceding such payment or purchase, and on such date, after taking into account the payment or purchase of such stock.

            7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

            7.13 ADVANCES, INVESTMENTS AND LOANS. Make any Investment except:

            (a) Investments in cash and cash equivalents;

            (b) so long as no Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Borrower and its Subsidiaries may (i) make loans and advances to employees for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, and (ii) make other loans and advances to directors, officers, employees and Pada Industrial (Far East) Co., Ltd. so long as (A) there has been at least $6,500,000 of borrowing Availability pursuant to SECTION
2.1 (without being limited by the Maximum Amount) as of the end of each of the three months preceding such loan or advance and on such date after taking into account the particular loan or advance and (B) such loans and advances in the aggregate shall not exceed $6,000,000 outstanding at any one time; and

            (c) Investments in existence on the date hereof and so long as no Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, extensions, renewals, modifications, restatements or replacements thereof so long as the aggregate dollar amount of all such extensions, renewals, modifications, restatements, or replacements does not exceed the amount of such Investments in existence on the date hereof.

            7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for: (a) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in arm's length transaction with a non-Affiliate, (b) the employment agreement between Borrower and Ezra Dabah, and (c) the advisory agreement between Borrower and SKM Investors.

            7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

            7.16 USE OF PROCEEDS. Use (a) the proceeds of the Advances for any purpose other than (i) on the Closing Date, to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

            7.17 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

            7.18 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

            (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in SECTIONS 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

            (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in SECTIONS 302 of ERISA and 412 of the IRC), whether or not waived;

            (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

            (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

            (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under SECTION 412 of the IRC on or before the due date for such installment or other payment;

            (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any

Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under SECTION 401(A)(29) of the IRC; or

            (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

            7.19 FINANCIAL COVENANTS. Fail to maintain:

            (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least 1.1:1.0, measured on a fiscal quarter-end basis; and

            (b) EBITDA. EBITDA for the prior three month period of at least the following amounts for each of the following fiscal quarters:

      FISCAL QUARTER ENDING ON OR ABOUT               MINIMUM QUARTERLY EBITDA
      ---------------------------------               ------------------------

            July 31, 2000                             $ 3,782,000
            October 31, 2000                          $24,372,000
            January 31, 2001                          $30,665,000

Borrower shall provide Foothill with its projections for the fiscal years ending on or about January 31, 2002 and January 31, 2003 on or before January 31, 2001 and January 31, 2002 respectively, which projections shall be acceptable to Foothill. Foothill shall establish the quarterly EBITDA covenant for the fiscal years ending on or about January 31, 2002 and January 31, 2003 based upon such projections if they are acceptable, and if the projections are not acceptable EBITDA shall be 105% of the 2001 covenants.

            7.20 CAPITAL EXPENDITURES. Make capital expenditures in each of the following Fiscal Years in excess of the applicable amount set forth below:

      FISCAL YEAR ENDING ON OR ABOUT           MAXIMUM CAPITAL EXPENDITURES
      ------------------------------           ----------------------------

            January 31, 2001                          $60,000,000
            January 31, 2002                          $75,000,000
            January 31, 2003 and                      $90,000,000
            each fiscal year thereafter

            8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

            8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

            8.2 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and the Lender Group; PROVIDED, HOWEVER, that Borrower's failure or neglect to comply with SECTIONS 6.1(B), 6.2, 6.3, 6.4, 6.5, 6.6, 6.8,
6.11 and 6.13 shall not constitute an Event of Default hereunder unless such failure or neglect continues for five days or more;

            8.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to the Lender Group or a material impairment of the value or priority of the Lender Group's security interests in the Collateral;

            8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

            8.5 If an Insolvency Proceeding is commenced by Borrower;

            8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

            8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

            8.9 If (a) an action or proceeding is brought against Borrower which is reasonably likely to be decided adversely to Borrower, and such adverse decision would materially impair the prospect of repayment of the Obligations or materially impair the value or priority of the Lender Group's security interests in the Collateral, or (b) if a judgment or other claim in excess of $500,000 becomes a lien or encumbrance upon any material portion of Borrower's properties or assets and shall remain outstanding 30 days or longer;

            8.10 If there is a default in an agreement involving Indebtedness of $500,000, or more, or any material agreement to which Borrower is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

            8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

            8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

            8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

            9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

            9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Agent may, pursuant to SECTIONS 17.4 and 17.5, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

            (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

            (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

            (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

            (k) Agent shall give notice of the disposition of the Collateral as follows:

                 (A) Agent shall give Borrower and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                 (B) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in SECTION 12, at least five days before the date fixed for the sale, or at least five days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

                 (C) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least five days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

            (l) Agent may credit bid and purchase at any public sale; and

            (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

            9.2 REMEDIES CUMULATIVE. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

            10. TAXES AND EXPENSES.

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.9, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

            11. WAIVERS; INDEMNIFICATION.

            11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

            11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

            11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

            12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

      IF TO BORROWER:         THE CHILDREN'S PLACE RETAIL STORES, INC.
                              915 Secaucus Road
                              Secaucus, New Jersey  07094
                              Attn: Chief Financial Officer
                              Fax No. 201.558.2837

                              THE CHILDREN'S PLACE RETAIL STORES, INC.
                              915 Secaucus Road
                              Secaucus, New Jersey  07094
                              Attn: General Counsel
                              Fax No. 201.558.2840

      WITH COPIES TO:         STROOCK & STROOCK & LAVAN LLP
                              180 Maiden Lane
                              New York, New York 10038
                              Attn: Jeffrey S. Lowenthal, Esq.
                              Fax No.  212.806.6006

      IF TO AGENT OR THE      FOOTHILL CAPITAL CORPORATION
      LENDER GROUP IN CASE    60 State Street
      OF AGENT:               Suite 1150
                              Boston, Massachusetts 02109
                              Attn: Todd Colpitts, Vice President
                              Fax No. 617.722.9493

      WITH COPIES TO:         BUCHALTER, NEMER, FIELDS & YOUNGER
                              601 So. Figueroa Street
                              Suite 2400
                              Los Angeles, California  90017
                              Attn: Robert C. Colton, Esq.
                              Fax No. 213.896.0400

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES

HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
13. BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            14. DESTRUCTION OF BORROWER'S DOCUMENTS.

            All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent four months after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

            15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

            15.1 ASSIGNMENTS AND PARTICIPATIONS.

            (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed

Assignment and Acceptance ("Assignment and Acceptance") in the form of EXHIBIT A-1; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

            (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The

Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

            (e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; PROVIDED, HOWEVER, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances or the Letters of Credit. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this SECTION 15.1(E) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.

            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

            (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such

Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to SECTION 15.1 and, except as expressly required pursuant to SECTION 15.1, no consent or approval by Borrower is required in connection with any such assignment.

            16. AMENDMENTS; WAIVERS.

            16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

            (a) increase or extend the Commitment of any Lender;

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, which is required for the Lenders or any of them to take any action hereunder;

            (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change
SECTION 2.1(B);

            (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

            (g) release Collateral other than as permitted by SECTION 17.11;

            (h) change the definition of "Required Lenders";

            (i) release Borrower from any Obligation for the payment of money;
or

            (j) amend any of the provisions of ARTICLE 17.

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, PROVIDED FURTHER, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of SECTIONS 2.1(G), (H), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

            16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

            17. AGENT; THE LENDER GROUP.

            17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this ARTICLE 17. The provisions of this ARTICLE 17 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of SECTIONS 17.10, 17.11, and 17.16(D) also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by SECTION 2.1(B). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

            17.2 DELEGATION OF DUTIES. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

            17.3 LIABILITY OF AGENT-RELATED PERSONS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

            17.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; PROVIDED, HOWEVER, that:

            (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

            (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

            17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related

Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

            17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this SECTION 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

            17.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

            17.9 SUCCESSOR AGENT. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within 30 days of such retiring Agent's Notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            17.10 WITHHOLDING TAX.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                 (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                 (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                 (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

            17.11 COLLATERAL MATTERS.

            (a) The Lenders hereby irrevocably authorize Agent, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 17.11; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of the Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

            17.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

            (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

            (b) Subject to SECTION 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

            17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

            17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on SCHEDULE C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

            17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to SECTION 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

            17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender;

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

            (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

            (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; PROVIDED, HOWEVER, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

            17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

            18. GENERAL PROVISIONS.

            18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

            18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

            18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            18.5 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

            18.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS.

            (a) If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

            18.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth in the first paragraph of this Agreement.

                              THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware corporation


                              By /s/ Seth L. Udasin
                                ----------------------------------
                              Title: VP & CFO
                                    ------------------------------

                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation, as Agent and as a Lender


                              By /s/ Steve M. Cole
                                ----------------------------------

                              Title: SVP
                                    ------------------------------


                              FLEET RETAIL FINANCE INC.,
                              as a Lender


                              By /s/ Robert Deangelis
                                ----------------------------------

                              Title: SVP
                                   -------------------------------

                           COMMITMENTS ON CLOSING DATE


Foothill Capital Corporation                                $50,000,000

Fleet Retail Finance Inc.                                   $25,000,000
                                                            -----------

Total                                                       $75,000,000

                                  SCHEDULE E-1

                               Eligible Inventory


                                See Schedule 6.11

                                  SCHEDULE P-1

                                 Permitted Liens


1. Security Interest filed April 19, 1999 of Raymond Leasing Corporation in leased forklift machines securing the lease obligation.

2. Security Interest filed August 27, 1997 of International Leasing Corporation in five traffic counting machines securing a lease obligation.

3. Security Interest filed July 13, 1999 of Newcourt Communications Finance Corporation in telecommunications equipment securing a lease obligation.

4. Security Interest filed May 7, 1999 of Forsythe/McArthur Associate Inc. in computer communications equipment securing a lease obligation.

5. Security Interest filed January 22, 1996 of General Electric Capital Corp. in pattern making equipment securing a lease obligation.

                                  SCHEDULE 5.8


            Subsidiaries of The Children's Place Retail Stores, Inc.



o The Children's Place (Hong Kong) Limited, a Hong Kong corporation Number of Shares of Stock of Subsidiary: 10,000
         Number (and Percentage) Owned by Parent:  9,999 (99.99%)

o     TCPIP Holding Company, Inc., a Delaware corporation
         Number of Shares of Stock of Subsidiary:  1,000
         Number (and Percentage) Owned by Parent:  1,000 (100%)

o     thechildrensplace.com, inc., a Delaware corporation
         Number of Shares of Stock of Subsidiary:  10,000
         Number (and Percentage) Owned by Parent:  10,000 (100%)

o The Children's Place (Australia) Pty. Ltd., an Australian corporation Number of Shares of Stock of Subsidiary: _____
         Number (and Percentage) Owned by Parent:  _____ (100%)

                                  SCHEDULE 5.13

                               ERISA Benefit Plans


                        The Children's Place 401(k) Plan

                                  SCHEDULE 5.14

                             Environmental Condition

In connection with Schedule 5.14, the only exception involves the purchase of certain children's pearl necklaces from The Children's Place's agent, March Development of Taiwan, in or about October 1991. The Children's Place sold the pearl necklaces to Leonard Howard who distributed the necklaces to Name Brand Stores. The United States Testing Company, Inc. determined that the necklaces contained straight chain hydrocarbon (oil) that was within each pearl. A sample of the liquid filled necklace indicated that it is free from bacterial contamination and did not have detectable viable bacteria. Accordingly, The Children's Place took measures to properly dispose of all of the necklaces which had been sold and/or distributed. The oil in the remaining necklaces has been drained into a drum. Safety-Kleen, an environmental substance cleanup company, has disposed of this drum.

                                  SCHEDULE 6.11

                      Locations of Inventory and Equipment



                     915 Secaucus Road, Secaucus, New Jersey
                   45 Enterprise Avenue, Secaucus, New Jersey
              300 Delaware Avenue, Suite 1262, Wilmington, Delaware
            1 Hung-To Road, Suite 2706, Kwun Tong, Kowloon, Hong Kong
                             See Attached Store List

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                               CITY
 -------         ----------                               -------                                               ----
         2 Willowbrook                 Willowbrook Mall 2630 Willowbrook Mall Rt. 46                            Wayne
         5 East  Brunswick             Brunswick Sq. 755 St. Hghwy 18 #530                                      E. Brunswick
         6 Paramus                     Paramus Park Mall 1210 Paramus Park Mall                                 Paramus
         7 Springfield                 Springfield Mall 1200 Balt. Pike                                         Springfield
         9 Deptford                    Deptford Mall 1750 Deptford Center Road                                  Deptford
        15 Woodbridge                  Woodbridge Center 444 & 445 Woodbridge Center Drive                      Woodbridge
        17 Rockaway                    Rt. 80 & Mt. Hope Ave. Rockaway Twnsq.                                   Rockaway
        19 Lake  Forest                Lake Forest 701 Russell Avenue                                           Gaithersburg
        23 Hawthorn                    Hawthorn Center 226 Hawthorn Center                                      Vernon Hills
        24 Roosevelt  Field            Roosevelt Field Mall #11428                                              Garden City
        25 Grand  Rapids               Woodland Mall 3167 28th Street S.E.                                      Grand Rapids
        26 Twelve  Oaks                Twelve Oaks Mall 27742 Novi Rd. Suite A                                  Novi
        28 Fairlane                    Fairlane Town Center J-137 18900 Michigan Ave.                           Dearborn
        29 Oakland                     Oakland Mall 608 W. 14 Mile Rd.                                          Troy
        31 Fair  Oaks                  Fair Oaks Shopping Center 11930-U Lee Jackson Hghw                       Fairfax
        33 White  Plains               The Galleria at White Plains 100 Main Street                             White Plains
        35 Lakeside                    Unit 2060 14600 Lakeside Circle                                          Sterling Heights
        37 Stratford  Sq.              Stratford Square 418 Stratford Square                                    Bloomingdale
        44 Southlake                   Southlake Mall 1922 Southlake Mall                                       Merrillville
        66 Willow  Grove               Willow Grove Pk #2013 2500 Moreland Rd.                                  Willow Grove
        69 Garden  State               Garden State Plaza Routes 4 & 17                                         Paramus
        70 Burlington                  Burlington Mall 1016 Burlington Mall Road                                Burlington
        77 Eastpoint                   Eastpoint Mall Northpoint Blvd & Eastern Ave                             Baltimore
        81 Princeton                   The Market Place 3885 Route 27                                           Princeton
        83 Market  St.                 The Gallery at Market St 9th & Market St.                                Philadelphia
        88 Walt  Whitman               Walt Whitman 160 Walt Whitman Road Suite 1005                            Huntington Station
        91 Harlem  Irving              Harlem-Irving Plaza 4156 N. Harlem Ave.                                  Norridge
        93 Columbia                    Columbia Mall #2099 Little Patuxent Parkway.                             Columbia
        94 White  Marsh                White Marsh Mall #2056 8200 Perry Hall Blvd.                             Parkville
        96 Staten  Island              Staten Island Mall 2655 Richmond Ave                                     Staten Island
       100 Henrietta                   Market Place Mall 190  Miracle Mile Drive                                Rochester
       101 Annapolis                   Annapolis Mall Space 159                                                 Annapolis
       104 Northriverside              N. Riverside Park G8 7501 W. Cermak Rd.                                  N. Riverside
       107 Green  Acres                Green Acres Mall 2010 Green Acres Mall                                   Valley Stream
       109 Arsenal  Mkt.               Arsenal Marketplace 455 Arsenal St Space B-17                            Watertown
       113 Lynnhaven                   Lynnhaven Mall #B-10 701 Lynnhaven Pkwy                                  Virginia Beach

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
         2 Willowbrook                            NJ     Regular   3,856        8/1/70
         5 East  Brunswick                        NJ     Regular   4,767       10/1/73   9/23/99
         6 Paramus                                NJ     Regular   4,767        3/1/74
         7 Springfield                            PA     Regular   2,990        9/1/74
         9 Deptford                               NJ     Regular   3,572       12/1/95
        15 Woodbridge                             NJ     Regular   2,955      10/28/77
        17 Rockaway                               NJ     Regular   6,810       7/31/78   4/13/00
        19 Lake  Forest                           MD     Regular   4,707       9/11/78
        23 Hawthorn                               IL     Regular   4,267        8/1/79
        24 Roosevelt  Field                       NY     Regular   2,975        4/1/94    8/1/97
        25 Grand  Rapids                          MI     Regular   5,230       8/24/79
        26 Twelve  Oaks                           MI     Regular   3,867        4/1/92
        28 Fairlane                               MI     Regular   4,458      11/27/79
        29 Oakland                                MI     Regular   4,939       2/26/80
        31 Fair  Oaks                             VA     Regular   4,861       7/31/80
        33 White  Plains                          NY     Regular   4,577        8/6/80
        35 Lakeside                               MI     Regular   4,778       8/21/80
        37 Stratford  Sq.                         IL     Regular   3,800        3/9/81
        44 Southlake                              IN     Regular   4,902       8/17/81
        66 Willow  Grove                          PA     Regular   4,000       8/11/82
        69 Garden  State                          NJ     Regular   6,581      10/26/82  11/11/99
        70 Burlington                             MA     Regular   4,311      11/11/82    6/9/98
        77 Eastpoint                              MD     Regular   4,000       8/21/82    5/1/97
        81 Princeton                              NJ      Outlet   5,005       10/2/75
        83 Market  St.                            PA     Regular   3,968       8/11/77   7/26/00
        88 Walt  Whitman                          NY     Regular   4,526       7/15/80    5/1/97
        91 Harlem  Irving                         IL     Regular   4,500       2/13/81
        93 Columbia                               MD     Regular   4,630        8/6/81    2/1/97
        94 White  Marsh                           MD     Regular   5,070       8/12/81
        96 Staten  Island                         NY     Regular   4,805        8/8/81
       100 Henrietta                              NY     Regular   3,238        3/3/83
       101 Annapolis                              MD     Regular   4,042        3/1/83
       104 Northriverside                         IL     Regular   4,337       7/27/81
       107 Green  Acres                           NY     Regular   3,864       8/27/83
       109 Arsenal  Mkt.                          MA     Regular   3,539      11/13/83
       113 Lynnhaven                              VA     Regular   3,405        3/3/82

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                               CITY
 -------         ----------                               -------                                               ----
       600 Livingston                  Livingston Mall 83 Livingston Mall                                       Livingston
       604 Ford  City                  Ford City 7601 S. Cicero Ave Space #1476.                                Chicago
       605 Harmon  Cove                Harmon Cove Outlet 20 Enterprise Ave                                     Secaucus
       610 Kittery                     Maine Outlet US Route 1                                                  Kittery
       628 Holyoke                     Holyoke Mall at Ingleside 50 Holyoke Street                              Holyoke
       641 Glenbrook  Sq.              Glenbrook Square M-22. 4201 Coldwater Rd.                                Ft. Wayne
       644 Jefferson  Valley           Jefferson Valley Mall 650 Lee Blvd. G-1A                                 Yorktown Heights
       663 Danbury                     Danbury Fair #156 7 Backus Ave                                           Danbury
       665 Owings  Mills               Owings Mills Town Center 10300 Mill Run Cir                              Owings Mills
       666 Emerald  Sq.                Emerald Square 236 Emerald Square                                        N. Attleboro
       667 Walden                      Walden Galleria Space #G210                                              Buffalo
       669 Chesterfield                Chesterfield Towne Ctr. 11500 Midlothian Tnpk.                           Richmond
       670 Independence                Independence Mall Smith's Lane & Route 3                                 Kingston
       673 Columbus City               Columbus City Center 185 Columbus City Ctr.                              Columbus
       674 Franklin  Mills             Franklin Mills 1442 Franklin Mills Circle                                Philadelphia
       675 Manhattan Mall              Manhattan Mall 901 Avenue of The Americas, Level C-2                     New York
       676 Irondequoit                 Irondequoit Mall 351 Irondequoit Mall Drive                              Rochester
       677 Buckland                    Buckland Hills 194 Buckland St. Ste. 1114                                Manchester
       678 St.  Charles                St. Charles Towne Ctr. 5000 Route 301 South                              Waldorf
       681 Lincolnwood                 Lincolnwood Town Ctr Sp A11 3333 W Touhy Ave                             Lincolnwood
       682 Queens Center               Queens Center Sp.#'s H410/411/412 90-15 Queens Blvd                      Elmhurst
       683 Freehold                    Freehold Raceway Mall 3710 Highway 9 Suite 2105                          Freehold
       685 Carousel                    Carousel Center 9593 Carousel Center                                     Syracuse
       686 Bellevue  Ctr.              Bellevue Center 7620 Highway 70 South                                    Nashville
       687 Tri - County                Tri-County Mall 11700 Princeton Pk. SP C208-209                          Cincinnati
       688 Florence                    Florence Mall #2014 Mall Road                                            Florence
       689 Exton                       Exton Square Mall 222 Exton Square Mall                                  Exton
       691 York                        York Galleria Whiteford Rd. & Mt. Zion Rd.                               York
       693 Northgate                   Northgate Mall 9635 Colerain Ave.                                        Cincinnati
       695 Hanes                       Hanes Mall 3320 Hanes Mall Suite 5520                                    Winston-Salem
       696 Coral  Spring               Coral Square Mall 9357 W. Atlantic Blvd.                                 Coral Springs
       697 Silver  City                Silver City Galleria 2 Galleria Mall Drive                               East Taunton
       698 Crystal  Run                The Galleria at Crystal Run 33 Crystal Run Road                          Middletown
       699 Kings  Plaza                Kings Plaza Mall 5344 Kings Plaza                                        Brooklyn
       701 Rockingham                  Rockingham Park Mall 99 Rockingham Park Blvd                             Salem
       702 Charlestown                 Charlestown Center 3800 Main St. Space G114                              St. Charles

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       600 Livingston                             NJ     Regular   3,762        2/1/73
       604 Ford  City                             IL     Regular   4,019       7/27/83
       605 Harmon  Cove                           NJ      Outlet   7,270      11/17/83    6/5/98
       610 Kittery                                ME      Outlet   6,433      10/18/83
       628 Holyoke                                MA     Regular   4,000      10/13/84
       641 Glenbrook  Sq.                         IN     Regular   3,830        4/4/85
       644 Jefferson  Valley                      NY     Regular   3,846       8/15/85
       663 Danbury                                CT     Regular   3,015        2/1/96
       665 Owings  Mills                          MD     Regular   4,329       7/30/86   2/22/99
       666 Emerald  Sq.                           MA     Regular   4,553        9/2/89   4/13/00
       667 Walden                                 NY     Regular   3,679        8/3/89   3/20/98
       669 Chesterfield                           VA     Regular   4,576       12/9/89
       670 Independence                           MA     Regular   4,205       10/4/89   2/21/98
       673 Columbus City                          OH     Regular   5,291       4/27/90   4/13/00
       674 Franklin  Mills                        PA      Outlet   5,419       4/20/90  11/17/99
       675 Manhattan Mall                         NY     Regular   6,142       12/6/89   7/19/99
       676 Irondequoit                            NY     Regular   4,721        3/2/90
       677 Buckland                               CT     Regular   4,160       3/17/90   3/10/00
       678 St.  Charles                           MD     Regular   4,875       3/30/90
       681 Lincolnwood                            IL     Regular   6,156       9/27/90    8/2/00
       682 Queens Center                          NY     Regular   6,060       8/10/90    3/7/99
       683 Freehold                               NJ     Regular   4,670        8/1/90
       685 Carousel                               NY     Regular   5,140      10/15/90
       686 Bellevue  Ctr.                         TN     Regular   5,487       8/11/90
       687 Tri - County                           OH     Regular   3,975       11/8/90   7/31/99
       688 Florence                               KY     Regular   4,967       7/12/90   7/16/99
       689 Exton                                  PA     Regular   3,800       9/21/90
       691 York                                   PA     Regular   4,076       3/28/93
       693 Northgate                              OH     Regular   5,320       8/16/90
       695 Hanes                                  NC     Regular   4,673       10/6/90   7/28/99
       696 Coral  Spring                          FL     Regular   5,059      11/23/90
       697 Silver  City                           MA     Regular   3,279        3/1/92   7/14/00
       698 Crystal  Run                           NY     Regular   4,000       7/19/92
       699 Kings  Plaza                           NY     Regular   4,502        8/8/92
       701 Rockingham                             NH     Regular   3,877      11/27/92
       702 Charlestown                            IL     Regular   4,222       8/27/93

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                               CITY
 -------         ----------                               -------                                               ----
       703 Mall of America             Mall of America S110 South Avenue                                        Bloomington
       706 Marley Station              Marley Station 7900 Governor Richie Highway Space B-125                  Glen Burnie
       707 South Shore                 South Shore Plaza #1013 250 Granite Street                               Braintree
       708 Natick                      Natick Mall 1245 Worcester Road Space 2124                               Natick
       709 Maplewood                   Maplewood Mall 2047C Maplewood Mall                                      Maplewood
       710 Crossgates                  Crossgates Mall 1 Crossgates Mall Road                                   Albany
       711 Saugus                      Square One 1277 Broadway Drive Space N-217                               Saugus
       712 Worcester                   Worcester Commons Fashion Outlet 110 Front St Suite 129                  Worcester
       714 Sunrise                     Sunrise Mall Space #8A, Building Q 349 Sunrise Mall                      Massapequa
       715 Newport                     Newport Centre 30 Mall Drive West Space #161                             Jersey City
       716 Nanuet                      Nanuet Mall Space 2128 Upper Level 75 W. Route 59                        Nanuet
       717 Meriden                     Meriden Square Space #S-1010 470 Lewis Avenue                            Meriden
       718 Towson                      Towson Town Center 825 Dulaney Valley Road Suite #A252                   Towson
       719 Northshore                  Northshore Mall Junction of Routes 114 & 128 Space E-151                 Peabody
       720 Eastview                    Eastview Mall 7979 Victor-Pittsford Road                                 Victor
       721 Woodfield                   The Woodfield Mall Space G-315                                           Schaumburg
       722 Maine Mall                  Maine Mall Space #S161 364 Maine Mall                                    South Portland
       723 Greenwood Park              Greenwood Park Mall 1251 US 31 North Space C-5                           Greenwood
       724 Crabtree                    Crabtree Valley Mall 4325 Glenwood Ave Space L 123 Lower Level           Raleigh
       725 Orland Square               Orland Square Mall 828 Orland Square Mall                                Orland Park
       726 86th Street                 86th Street 173 E. 86th & 3rd Ave.                                       New York
       727 Solomon Pond                Solomon Pond 580 Donald Lynch Boulevard #N-245                           Marlborough
       728 Kenwood                     Kenwood Towne Centre 7875 Montgomery Road Suite #88                      Cincinnati
       729 Great Northern              Great Northern Mall 4155 Rt. 31 #C-142                                   Clay
       730 Bay Terrace                 Bay Terrace 211-17 26th Avenue Bayside                                   Queens
       731 Bayridge                    Bayridge (86th & 4th) 417-419 86th St. Bayridge                          Brooklyn
       732 Montgomery                  Montgomery Mall 233 Montgomery Mall E19                                  North Wales
       733 Castleton Square            Castleton Square 6020 E. 82nd Street #530                                Indianapolis
       734 Bridgewater                 Bridgewater Commons 400 Commons Way 341                                  Bridgewater
       735 Quaker Bridge               Quakerbridge Mall 173 Quakerbridge Mall #G 6/7                           Lawrenceville
       736 Mall of New Hampshire       The Mall of New Hampshire 1500 South Willow Street H-25                  Manchester
       737 Crystal Mall                Crystal Mall 850 Hartford Turnpike #211-212                              Waterford
       738 Monmouth Mall               Monmouth Mall Routes 35&36                                               Eatontown
       739 Smith Haven                 Smith Haven Mall Routes 25&347 #N-3                                      Lake Grove
       740 South Shore                 South Shore Mall 1701 Sunrise Highway #D-8                               Bay Shore
       741 Apple Blossom               Apple Blossom Mall 1850 Apple Blossom Drive S-123                        Winchester

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       703 Mall of America                        MN     Regular   5,040       6/12/93
       706 Marley Station                         MD     Regular   4,004      10/23/93
       707 South Shore                            MA     Regular   2,981       7/23/94
       708 Natick                                 MA     Regular   3,907      10/12/94
       709 Maplewood                              MN     Regular   3,827      11/23/94
       710 Crossgates                             NY     Regular   4,238      10/30/94   6/24/98
       711 Saugus                                 MA     Regular   3,674       11/4/94
       712 Worcester                              MA      Outlet   3,795      10/29/94
       714 Sunrise                                NY     Regular   3,775        4/7/95
       715 Newport                                NJ     Regular   3,387       3/25/95
       716 Nanuet                                 NY     Regular   3,530      10/21/95
       717 Meriden                                CT     Regular   3,352       3/24/95
       718 Towson                                 MD     Regular   4,000        8/4/95
       719 Northshore                             MA     Regular   2,581        8/5/95
       720 Eastview                               NY     Regular   3,556       10/7/95
       721 Woodfield                              IL     Regular   3,840      10/12/95
       722 Maine Mall                             ME     Regular   3,325       10/2/95
       723 Greenwood Park                         IN     Regular   3,211       3/10/96
       724 Crabtree                               NC     Regular   3,737        3/9/96
       725 Orland Square                          IL     Regular   3,790       7/18/96
       726 86th Street                            NY     Regular   3,500       9/12/96
       727 Solomon Pond                           MA     Regular   3,696        8/8/96
       728 Kenwood                                OH     Regular   4,476        8/2/96
       729 Great Northern                         NY     Regular   3,211      10/31/96
       730 Bay Terrace                            NY     Regular   3,052      10/23/96
       731 Bayridge                               NY     Regular   4,000      10/30/96
       732 Montgomery                             PA     Regular   3,085      10/22/96
       733 Castleton Square                       IN     Regular   3,411       11/7/96
       734 Bridgewater                            NJ     Regular   3,720       9/20/96
       735 Quaker Bridge                          NJ     Regular   3,713       11/1/96
       736 Mall of New Hampshire                  NH     Regular   3,825       11/2/96
       737 Crystal Mall                           CT     Regular   4,433      11/22/96
       738 Monmouth Mall                          NJ     Regular   3,215       11/8/96
       739 Smith Haven                            NY     Regular   3,734      11/13/96
       740 South Shore                            NY     Regular   4,102      11/13/96
       741 Apple Blossom                          VA     Regular   3,353       2/27/97

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                               CITY
 -------         ----------                               -------                                               ----
       742 Concord Mall                Concord Mall 4737 Concord Pike #150                                      Wilmington
       743 River Oaks                  River Oaks Shopping Center 115 River Oaks Center B-27                    Calumet City
       744 Eastland Center             Eastland Center 18000 Vernier Road #820A                                 Harper Woods
       745 Oxford Valley               Oxford Valley Mall 2300 E. Lincoln Highway #158                          Langhorne
       746 Cherry Hill Mall            Cherry Hill Mall 2000 Rt. 38 Suite 851                                   Cherry Hill
       747 Christiana Mall             Christiana Mall 446 Christiana Mall Road #508                            Newark
       748 Potomac Mills               Potomac Mills 2700 Potomac Mills Circle #767                             Woodbridge
       750 Riverhead                   Tanger Outlet Center Tanger Drive #908                                   Riverhead
       751 Ross Park Mall              Ross Park Mall 1000 Ross Park Mall Drive C2                              Pittsburgh
       752 Hamilton Mall               Hamilton Mall 4403 Black Horse Pike                                      Mays Landing
       753 Gurnee Mills                Gurnee Mills 6170 West Grand Avenue #431                                 Gurnee
       754 Tuttle Crossing             Tuttle Crossing 5043 Tuttle Crossing Boulevard #108                      Dublin
       755 Fox Valley Center           Fox Valley Shopping Center 2200 Fox Valley Center D-14                   Aurora
       756 Ridgedale Center            Ridgedale Center 12553 Wayzata Blvd. #103                                Minnetonka
       757 Eastland Mall               Eastland Mall 800 North Green River Road #440                            Evansville
       758 Cambridgeside Galleria      Cambridgeside Galleria 100 Cambridgeside Place #W-214                    Cambridge
       759 Dayton Mall                 Dayton Mall 2700 Miamisburg-Centerville Road #354                        Dayton
       760 Pheasant Lane               Pheasant Lane Mall 310 Daniel Webster Highway #E253                      Nashua
       761 Crossroads                  The Crossroads 66505 Westnedge #135                                      Portage
       762 Spring Hill Mall            Spring Hill Mall 1542 Spring Hill Mall                                   West Dundee
       763 Tippecanoe                  Tippecanoe Mall 2415 Sagamore Parkway South #G13                         Lafayette
       764 Westfarms                   Westfarms 500 Westfarms Mall                                             Farmington
       765 Randhurst                   Randhurst 999 Elmhurst Road #2565                                        Mount Prospect
       766 Ocean County Mall           Ocean County Mall 1201 Hooper Avenue #1010-11                            Toms River
       767 South Hills Village         South Hills Village 447 South Hills Village                              Pittsburgh
       768 Brass Mill Center           Brass Mills Center 1156 Brass Mills Center                               Waterbury
       769 Menlo Park                  Menlo Park Mall 445 Menlo Park Mall                                      Edison
       770 Poughkeepsie Galleria       Poughkeepsie Galleria 790 South Road                                     Poughkeepsie
       771 Echelon Mall                Echelon Mall 2250 Echelon Mall                                           Voorhees
       772 Mall @ Fairfield Commons    Mall at Fairfield Commons 2727 Fairfield Commons                         Beavercreek
       773 Burnsville Center           Burnsville Center 2063 Burnsville Center                                 Burnsville
       774 Broadway Mall               Broadway Mall 883 Broadway Mall                                          Hicksville
       775 Monroeville Mall            Monroeville Mall 200 Mall Drive                                          Monroeville
       776 Four Seasons Town Centre    Four Season Town Centre 141 Four Seasons Town Centre                     Greensboro
       777 Niagara Factory Outlet      Prime Outlets at Niagara Factory, USA 1822 Military Road                 Niagara Falls
       778 Trumbull Shopping Park      Trumbull Shopping Park 5065 Main Street                                  Trumbull

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       742 Concord Mall                           DE     Regular   3,600       2/13/97
       743 River Oaks                             IL     Regular   3,791       2/26/97
       744 Eastland Center                        MI     Regular   4,034       2/13/97
       745 Oxford Valley                          PA     Regular   3,646       2/20/97
       746 Cherry Hill Mall                       NJ     Regular   3,691       2/27/97
       747 Christiana Mall                        DE     Regular   3,192       2/20/97
       748 Potomac Mills                          VA      Outlet   4,520       4/30/97    2/6/99
       750 Riverhead                              NY      Outlet   4,500        5/2/97
       751 Ross Park Mall                         PA     Regular   3,828       5/23/97
       752 Hamilton Mall                          NJ     Regular   3,813       5/16/97
       753 Gurnee Mills                           IL      Outlet   3,979       4/16/97
       754 Tuttle Crossing                        OH     Regular   3,270       7/24/97
       755 Fox Valley Center                      IL     Regular   4,219       8/14/97
       756 Ridgedale Center                       MN     Regular   3,774       7/24/97
       757 Eastland Mall                          IN     Regular   3,440       5/14/97
       758 Cambridgeside Galleria                 MA     Regular   3,271       6/25/97
       759 Dayton Mall                            OH     Regular   3,800       7/10/97
       760 Pheasant Lane                          NH     Regular   3,635        7/2/97
       761 Crossroads                             MI     Regular   3,177       4/24/97
       762 Spring Hill Mall                       IL     Regular   3,280        8/7/97
       763 Tippecanoe                             IN     Regular   3,600       6/18/97
       764 Westfarms                              CT     Regular   4,322        8/1/97
       765 Randhurst                              IL     Regular   4,212       9/11/97
       766 Ocean County Mall                      NJ     Regular   4,028       8/29/97
       767 South Hills Village                    PA     Regular   3,802      10/10/97
       768 Brass Mill Center                      CT     Regular   3,596       9/17/97
       769 Menlo Park                             NJ     Regular   4,695       9/25/97
       770 Poughkeepsie Galleria                  NY     Regular   3,315       11/1/97
       771 Echelon Mall                           NJ     Regular   4,531       8/15/97
       772 Mall @ Fairfield Commons               OH     Regular   4,000      10/30/97
       773 Burnsville Center                      MN     Regular   3,769       8/28/97
       774 Broadway Mall                          NY     Regular   4,150      10/27/97
       775 Monroeville Mall                       PA     Regular   5,000       11/6/97
       776 Four Seasons Town Centre               NC     Regular   3,523       8/29/97
       777 Niagara Factory Outlet                 NY     Outlet    4,896       5/15/97
       778 Trumbull Shopping Park                 CT     Regular   2,866       6/25/97

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                                  CITY
 -------         ----------                               -------                                                  ----
       780 King of Prussia                 King of Prussia 160 N. Goph Road                                         King of Prussia
       781 World Trade Center              World Trade Center, Concourse 400 World Trade Center                     New York
       782 Roosevelt Mall                  Roosevelt Mall 2327 Cottman Avenue                                       Philadelphia
       783 Ohio Factory Shops              Ohio Factory Shops Factory Shops Bd.                                     Jeffersonville
       784 Beachwood Place                 Beachwood Place 26300 Cedar Road                                         Beachwood
       785 Oakbook Center                  Oakbrook Center 560 Oakbrook Center                                      Oakbrook
       786 Mall St. Matthews               Mall St. Matthews 5000 Shelbyville Rd Suite #1530                        Louisville
       788 Summit Mall                     Summit Mall 3265 West Market Street                                      Akron
       789 Chestnut Hill                   Chestnut Hill Mall 8514 Germantown Avenue                                Philadelphia
       793 Mall @ Steamtown                Mall at Steamtown 231 Lackawanna/Wyomin Ave.                             Scranton
       801 Connecticut Post Mall           Connecticut Post Mall 1201 Boston Post Road                              Milford
       802 Perimeter Mall                  Perimeter Mall 4400 Ashford Dunwoody Road                                Atlanta
       803 Gwinnett Place                  Gwinnett Place 2100 Pleasant Hill Road                                   Duluth
       804 St. Clair Square                St. Clair Square 230 St. Clair Square                                    Fairview Heights
       805 Mid Rivers Mall                 Mid-Rivers Mall 2440 Mid-Rivers Mall                                     St. Peters
       806 Southland Center                Southland Center 23000 Eureka Road                                       Taylor
       807 Meridian Mall                   Meridian Mall 1982 Grand River Ave.                                      Okemos
       808 Hickory Hollow Mall             Hickory Hollow Mall 5252 Hickory Hollow Parkway Suite 1017               Antioch
       809 Rivergate Mall                  Rivergate Mall 1000 Two Mile Pkw.                                        Goodlettsville
       810 Oak Court Mall                  Oak Court Mall 4465 Poplar Ave.                                          Memphis
       811 Hamilton Place                  Hamilton Place 2100 Hamilton Place Boulevard                             Chattanooga
       812 Oakdale Mall                    Oakdale Mall Harry L Drive & Reynolds Ave.                               Johnson City
       813 Sangertown Square               Sangertown Square Rt. 5 & 5A                                             New Hartford
       814 Southern Park Mall              Southern Park Mall 7401 Market Street                                    Youngstown
       815 Great Lakes Mall                Great Lakes Mall 7850 Mentor Ave.                                        Mentor
       817 Granite Run Mall                Granite Run Mall 1067 W. Baltimore Pike                                  Media
       818 Millcreek Mall                  Mill Creek Mall 265 Mill Creek Mall                                      Erie
       819 Westgate Mall                   Westgate Mall 205 W. Blackstock Road                                     Spartanburg
       820 Fox Run Mall                    Fox Run Mall 50 Fox Run Road                                             Newington
       821 41st Street & Broadway          41st & Broadway, 1460 Broadway,                                          New York
       822 Fox River Mall                  Fox River Mall 4301 W. Wisconsin Ave.                                    Appleton
       823 Haywood Mall                    Haywood Mall 700 Haywood Rd.                                             Greenville
       824 Oak Park Mall                   Oakpark Mall 11215 West 95th Street                                      Overland Park
       825 Kensington Valley Factory Shops Kensington Valley Factory Shop 1475 N. Burkhart Road, Space C-180        Howell
       826 Northwest Plaza                 Northwest Plaza 253 Northwest Plaza                                      St. Ann
       827 Carolina Place Mall             Carolina Place Mall 11025 Carolina Place Pkwy Suite D-4                  Pineville

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       780 King of Prussia                        PA     Regular   3,119       7/10/97
       781 World Trade Center                     NY     Regular   3,747       9/25/97
       782 Roosevelt Mall                         PA     Regular   4,643       7/25/97
       783 Ohio Factory Shops                     OH      Outlet   4,787       9/12/97
       784 Beachwood Place                        OH     Regular   3,233       9/19/97
       785 Oakbook Center                         IL     Regular   4,394        9/4/97
       786 Mall St. Matthews                      KY     Regular   3,714       11/6/97
       788 Summit Mall                            OH     Regular   3,690      11/13/97
       789 Chestnut Hill                          PA     Regular   5,000        7/3/97
       793 Mall @ Steamtown                       PA     Regular   3,890       11/7/97
       801 Connecticut Post Mall                  CT     Regular   3,706       2/20/98   6/23/00
       802 Perimeter Mall                         GA     Regular   3,216        3/6/98
       803 Gwinnett Place                         GA     Regular   2,944       3/13/98
       804 St. Clair Square                       IL     Regular   4,958       3/18/98
       805 Mid Rivers Mall                        MO     Regular   2,999       2/18/98
       806 Southland Center                       MI     Regular   4,848       3/17/98
       807 Meridian Mall                          MI     Regular   3,587       7/23/98
       808 Hickory Hollow Mall                    TN     Regular   3,806       3/12/98
       809 Rivergate Mall                         TN     Regular   3,502        5/8/98
       810 Oak Court Mall                         TN     Regular   3,341        5/6/98
       811 Hamilton Place                         TN     Regular   3,095       3/19/98
       812 Oakdale Mall                           NY     Regular   3,582       4/20/98
       813 Sangertown Square                      NY     Regular   4,088        3/7/98
       814 Southern Park Mall                     OH     Regular   3,055       4/29/98
       815 Great Lakes Mall                       OH     Regular   3,458       8/24/98
       817 Granite Run Mall                       PA     Regular   3,333       4/30/98
       818 Millcreek Mall                         PA     Regular   4,155       3/20/98
       819 Westgate Mall                          SC     Regular   4,279       3/27/98
       820 Fox Run Mall                           NH     Regular   4,337       3/26/98
       821 41st Street & Broadway                 NY     Regular   3,871      11/25/98
       822 Fox River Mall                         WI     Regular   3,098       2/26/98
       823 Haywood Mall                           SC     Regular   4,320       3/12/98
       824 Oak Park Mall                          KS     Regular   3,723        3/6/98
       825 Kensington Valley Factory Shops        MI      Outlet   5,000       11/4/98
       826 Northwest Plaza                        MO     Regular   4,000      10/26/98
       827 Carolina Place Mall                    NC     Regular   3,630       7/24/98

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                                  CITY
 -------         ----------                               -------                                                  ----
       828 Lehigh Valley Mall             Lehigh Valley Mall Rt. 22 at Rt. 145 North                               Whitehall
       829 The Grand Avenue               The Grand Ave. 275 W. Wisconsin Ave.                                     Milwaukee
       830 Five Oaks Outlet               Tanger Outlet Center Five Oaks 1645 Parkway                              Seivierville
       831 Commerce II Outlet             Tanger Factory Outlet Center 800 Steven B. Tanger Blvd.                  Commerce
       832 Montgomery Mall                Montgomery Mall 7101 Democracy Blvd.                                     Bethesda
       833 Cary Towne Center              Cary Towne Center 1105 Walnut Street Suite G 1126                        Cary
       834 SouthPark Center               South Park Center 500 South Park Center                                  Strongsville
       835 Augusta Mall                   Augusta Mall 3450 Wrightsboro Road                                       Augusta
       836 Coral Ridge Mall               Coral Ridge Mall Hwy, 965 & I 80                                         Coralville
       837 Town Center @ Cobb             Town Center at Cobb 400 Ernest W. Barrett Parkway                        Kennesaw
       838 Springfield Mall               Springfield Mall 6741 Springfield Mall                                   Springfield
       839 Fayette Mall                   Fayette Mall 3473 Nicholasville Road                                     Lexington
       840 Wheaton Plaza                  Wheaton Plaza Viers Mill Road                                            Wheaton
       841 Auburn Mall                    Auburn Mall 385 Southbridge Street                                       Auburn
       842 Cumberland Mall                Cumberland Mall 3849 South Delsea Drive                                  Vineland
       843 Park City Center               Park City Center 660 Park City Center                                    Lancaster
       845 Eastland Mall                  Eastland Mall 5641 Central Ave.                                          Charlotte
       846 Austin Street                  Austin Street 70-34 & 70-36 Austin Street                                Forest Hills
       847 Great Lakes Crossing           Great Lakes Crossing 4286 Baldwin Road                                   Auburn Hills
       848 Lafayette Square               Lafayette Square 3919 Lafayette Road                                     Indianapolis
       849 Crossroads Mall                Crossroads Mall 7400 Dodge Street                                        Omaha
       850 Fulton Street                  Fulton Street 471-485 Fulton Street                                      Brooklyn
       851 Lake Success Shopping Center   Lake Success Shopping Center 1500 Union Turpike                          New Hyde Park
       852 Bangor Mall                    Bangor Mall 663 Stillwater Ave.                                          Bangor
       853 Northwoods Mall                Northwoods Mall 2150 Northwoods Blvd                                     N. Charleston
       854 Southpark Mall                 Southpark Mall 348 Southpark Circle                                      Colonial Heights
       855 Dover Mall                     Dover Mall 1088 Dover Mall                                               Dover
       856 34th Street                    34th Street 22 West 34th Street                                          New York
       901 Potomac Yard Center            Potomac Yard Center 3425 Jefferson-Davis Highway                         Alexandria
       902 Rosedale Center                Rosedale Shopping Center 117 Rosedale Space 220                          Roseville
       903 Oglethorpe Mall                Oglethorpe Mall 7804 Abercorn Street                                     Savannah
       904 Cross Creek Mall               Cross Creek Mall 117 Cross Creek Mall                                    Fayetteville
       905 Charleston Town Center Mall    Charleston Town Center Mall 2075 Charleston Town Ctr.                    Charleston
       906 Southlake Mall                 Southlake Mall 1238 Southlake Mall                                       Morrow
       907 Oak View Mall                  Oak View Mall 3001 South 144th Street Suite 2125                         Omaha
       908 Westminster Mall               Westminister Mall 5403 W. 88th Avenue                                    Westminster

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       828 Lehigh Valley Mall                     PA     Regular   2,996       7/22/98
       829 The Grand Avenue                       WI     Regular   3,531       3/20/98
       830 Five Oaks Outlet                       TN      Outlet   6,000       4/24/98
       831 Commerce II Outlet                     GA      Outlet   5,000       4/30/98
       832 Montgomery Mall                        MD     Regular   3,452        3/7/98
       833 Cary Towne Center                      NC     Regular   3,237        8/7/98
       834 SouthPark Center                       OH     Regular   3,979        8/6/98
       835 Augusta Mall                           GA     Regular   3,454       7/22/98
       836 Coral Ridge Mall                       IA     Regular   3,863       7/29/98
       837 Town Center @ Cobb                     GA     Regular   3,163       7/31/98
       838 Springfield Mall                       VA     Regular   3,086       7/28/98
       839 Fayette Mall                           KY     Regular   4,207        8/4/98
       840 Wheaton Plaza                          MD     Regular   3,990        5/1/98
       841 Auburn Mall                            MA     Regular   4,209       7/30/98
       842 Cumberland Mall                        NJ     Regular   4,025       7/31/98
       843 Park City Center                       PA     Regular   3,837      10/29/98
       845 Eastland Mall                          NC     Regular   3,890      10/30/98
       846 Austin Street                          NY     Regular   4,250       8/13/98
       847 Great Lakes Crossing                   MI      Outlet   4,830      11/12/98
       848 Lafayette Square                       IN     Regular   3,500      10/28/98
       849 Crossroads Mall                        NE     Regular   3,643       11/2/98
       850 Fulton Street                          NY     Regular   4,800        8/6/98
       851 Lake Success Shopping Center           NY     Regular   4,160        8/6/98
       852 Bangor Mall                            ME     Regular   3,756      11/12/98
       853 Northwoods Mall                        SC     Regular   3,286      10/27/98
       854 Southpark Mall                         VA     Regular   2,990      10/23/98
       855 Dover Mall                             DE     Regular   4,116      10/27/98
       856 34th Street                            NY     Regular   6,200      11/20/98
       901 Potomac Yard Center                    VA     Regular   3,169        3/9/99
       902 Rosedale Center                        MN     Regular   3,225        3/4/99
       903 Oglethorpe Mall                        GA     Regular   4,300        3/8/99
       904 Cross Creek Mall                       NC     Regular   3,065       4/10/99
       905 Charleston Town Center Mall            WV     Regular   3,741       3/10/99
       906 Southlake Mall                         GA     Regular   4,061       4/13/99
       907 Oak View Mall                          NE     Regular   4,460        3/5/99
       908 Westminster Mall                       CO     Regular   5,936        3/5/99

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                                CITY
 -------         ----------                               -------                                                ----
       909 Regency Square                   Regency Square 9501 Arlington Express Way                            Jacksonville
       910 Town Center Plaza                Town Center Plaza 4832 W. 119th Street                               Leawood
       911 Macon Mall                       Macon Mall 3661 Eisenhower Parkway                                   Macon
       912 Prime Outlets Hagerstown         Prime Outlets Hagerstown 615 Prime Outlets                           Hagerstown
       913 Governor's Square                Governor's Square 1500 Apalachee Parkway                             Tallahassee
       914 Plymouth Meeting Mall            Plymouth Meeting Mall 500 Germantown Pike                            Plymouth Meeting
       915 Independence Center              Independence Center 2064 Independence Center                         Independence Center
       916 Northwoods Mall                  Northwoods 4501 War Memorial Drive                                   Peoria
       917 The Mall at The Source           The Mall at the Source 1504 Old Country Road                         Westbury
       918 Oakwood Mall                     Oakwood Mall 4800 Golf Road                                          Eau Claire
       919 MacArthur Center                 Mac Arthur Center 300 Monticello Center                              Norfolk
       920 Sawgrass Mills                   Sawgrass Mills 12801 W. Sunrise Blvd.                                Sunrise
       921 1321 Kings Highway               Kings Highway 1319 Kings Highway                                     Brooklyn
       922 North DeKalb Mall                North Dekalb Mall Lawrenceville Hwy Suite 1009                       Decatur
       923 Greenwood Mall                   Greenwood Mall US 231                                                Bowling Green
       924 Market Place Mall                Market Place Mall 2000 N. Neil Street                                Champaign
       925 Chesterfield Mall                Chesterfield Mall 211 Chesterfield Mall                              Chesterfield
       926 Dulles Town Center               Dulles Town Center 21100 Dulles Town Circle Suite 183                Dulles
       927 The Citadel                      The Citadel 750 Citadel Dr. East Suite 2056                          Colorado Springs
       928 Northgate Mall                   Northgate Mall 1058 West Club Blvd.                                  Durham
       929 Bergen Mall                      Bergen Mall 2701 Bergen Mall                                         Paramus
       930 Towne East Square                Towne East Square 7700 E. Kellogg Suite 851                          Wichita
       932 Westfield Shoppingtown           Crestwood Plaza, 104 Crestwood Plaza                                 St. Louis
       933 The Mall at Barnes Crossing      The Mall @ Barnes Crossing 1001 Barnes Crossing Road #132            Tupelo
       934 Mall of Georgia at Millcreek     Mall of Georgia at Millcreek 185 @ Highway 20                        Buford
       935 2039 Broadway (70th & Broadway)  2039 Broadway (Store entrance is on Amsterdam Avenue)                New York
       936 Cottonwood Mall                  Cottonwood Mall 4835 South Highland Drive                            Salt Lake City
       937 Crossroads Mall                  1700 28th Street, Suite 172                                          Boulder
       938 South Towne Center               South Town Center 10450 South State Street # 1118                    Sandy
       939 Providence Place                 34 Providence Place                                                  Providence
       940 Northwest Arkansas Mall          Northwest Arkansas Mall 4201 North Shiloh Drive                      Fayetteville
       941 University Mall Shopping Center  University Mall Shopping Center E 205 University Mall  B-34          Orem
       942 Chapel Hills Mall                Chapel Hill Mall 1710 Iragate Blvd #487                              Colorado Springs
       943 Concord Mills                    8111 Concord Mills Blvd., Ste. 214                                   Concord
       944 River Town Crossings             Rivertown Parkway & Wilson Ave.                                      Grandville
       945 Jersey Gardens                   651 Kapkowski Rd., Space #2204                                       Elizabeth

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       909 Regency Square                         FL     Regular   3,808       3/11/99
       910 Town Center Plaza                      KS     Regular   3,214       2/26/99
       911 Macon Mall                             GA     Regular   3,930       3/10/99
       912 Prime Outlets Hagerstown               MD      Outlet   5,907       2/12/99
       913 Governor's Square                      FL     Regular   3,800       2/19/99
       914 Plymouth Meeting Mall                  PA     Regular   3,898       2/15/99
       915 Independence Center                    MO     Regular   4,253        3/5/99
       916 Northwoods Mall                        IL     Regular   3,870       2/24/99
       917 The Mall at The Source                 NY      Outlet   6,301       2/17/99
       918 Oakwood Mall                           WI     Regular   3,728       2/25/99
       919 MacArthur Center                       VA     Regular   3,975       3/12/99
       920 Sawgrass Mills                         FL      Outlet   3,748       4/23/99
       921 1321 Kings Highway                     NY     Regular   3,450        3/1/99
       922 North DeKalb Mall                      GA     Regular   4,000        3/6/99
       923 Greenwood Mall                         KY     Regular   4,000       5/11/99
       924 Market Place Mall                      IL     Regular   4,059       4/24/99
       925 Chesterfield Mall                      MO     Regular   4,318       4/22/99
       926 Dulles Town Center                     VA     Regular   3,978        5/4/99
       927 The Citadel                            CO     Regular   3,749       4/23/99
       928 Northgate Mall                         NC     Regular   4,063       4/17/99
       929 Bergen Mall                            NJ      Outlet   6,000       4/23/99
       930 Towne East Square                      KS     Regular   4,179       3/11/99
       932 Westfield Shoppingtown                 MO     Regular   3,553      10/20/99
       933 The Mall at Barnes Crossing            MS     Regular   3,434       7/13/99
       934 Mall of Georgia at Millcreek           GA     Regular   3,798       8/13/99
       935 2039 Broadway (70th & Broadway)        NY     Regular   3,050       7/12/99
       936 Cottonwood Mall                        UT     Regular   3,787       6/22/99
       937 Crossroads Mall                        CO     Regular   3,551      10/22/99
       938 South Towne Center                     UT     Regular   4,101       7/14/99
       939 Providence Place                       RI     Regular   4,200       8/20/99
       940 Northwest Arkansas Mall                AR     Regular   4,356       7/15/99
       941 University Mall Shopping Center        UT     Regular   4,949       7/20/99
       942 Chapel Hills Mall                      CO     Regular   4,000       7/28/99
       943 Concord Mills                          NC      Outlet   4,749       9/17/99
       944 River Town Crossings                   MI     Regular   4,017       11/3/99
       945 Jersey Gardens                         NJ      Outlet   4,948      10/21/99

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                                CITY
 -------         ----------                               -------                                                ----
       946 2187 Broadway                      2187 Broadway                                                      New York
       947 Greenway Center                    Green Way Center 7499 Greenbelt Road Store 22                      Greenbelt
       948 Myrtle Beach Factory Stores        The Myrtle Beach Factory Stores 4630 Highway 501                   Myrtle Beach
       949 Lenox Square                       Lenox Center 3393 Peachtree Road NE                                Atlanta
       950 Golf Mill Shopping Center          Golf Mill 350 Golf Mill Center                                     Niles
       951 Grand Traverse Mall                Grand Traverse Mall 3200 S. Airport Road West                      Traverse City
       952 The Westchester                    The Westchester 125 Westchester Avenue Suite 3050                  White Plains
       953 69th Street                        69th Street 82-84 S. 69th Street                                   Upper Darby
       954 Valley West Mall                   Valley West Mall 1551 Valley West Drive Suite 154                  West Des Moines
       955 Genesee Valley Center              3225 S. Linden                                                     Flint
       956 The Florida Mall                   8001 S. Orange Bloosom Tr., #1238                                  Orlando
       957 Virginia Center Commons            Virginia Center Commons 10101 Brook Road Suite 814                 Glen Allen
       958 State Street                       39 South State Street                                              Chicago
       959 Old Orchard Center                 84 Old Orchard Center                                              Skokie
       960 Downtown Crossing                  349-351 Washington Street                                          Boston
       961 Union Square                       36 East 16th Street                                                New York
       962 The Fashion Centre @ Pentagon City Fashion Centre at Pentagon City 1100 S. Hayes Street Suite 2010    Arlington
       963 Six Flags Factory Outlet           Six Flags Factory Outlet 537 Monmouth Road                         Jackson Township
       964 Northpark Mall                     Northpark Mall 101 North Rangeline Road #142                       Joplin
       965 West Town Mall                     West Town Mall 7600 Kingston Pike                                  Knoxville
       966 Knoxville Town Center              3000 A Mall Road, North                                            Knoxville
       967 Madison Square                     5901 University Drive                                              Huntsville
       968 West Ridge Mall                    1801 SW Wanamaker                                                  Topeka
       969 Arbor Place Mall                   1420 Arbor Place Mall                                              Douglasville
       970 Palisades Avenue                   55-63 West Palisades Avenue                                        Englewood
       971 Franklin Park Mall                 5001 Monroe Street 556 Franklin Park Mall                          Toledo
       972 SouthPark Mall                     South Park Mall 4500 16th Street                                   Moline
       975 The Empire - Empire East           4001 W. 41st Street                                                Sioux Falls
       976 Montgomery Mall                    2979 Montgomery Mall                                               Montgomery
       977 Spotsylvania Mall                  310 Spotsylvania Mall                                              Fredricksburg
       979 Washington Heights                 600 West 181 Street (Nicholas Avenue)                              New York
       980 Fashion Place                      6191 South State, Suite 232                                        Murray
       981 North Point Mall                   2034 North Point Circle                                            Alpharetta
       982 Miami International Mall           1455 NW 107th Avenue, Suite 760                                    Miami
       983 Columbiana Centre                  100 Columbiana Circle                                              Columbia
       984 The Sands Shopping Center          3519 Long Beach Road                                               Oceanside

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       946 2187 Broadway                          NY     Regular   4,000       8/17/99
       947 Greenway Center                        MD     Regular   3,340       5/11/99
       948 Myrtle Beach Factory Stores            SC      Outlet   6,000       7/22/99
       949 Lenox Square                           GA     Regular   5,066       5/14/99
       950 Golf Mill Shopping Center              IL     Regular   4,352       4/17/99
       951 Grand Traverse Mall                    MI     Regular   3,511       5/11/99
       952 The Westchester                        NY     Regular   4,709       5/10/99
       953 69th Street                            PA     Regular   5,300       4/23/99
       954 Valley West Mall                       IA     Regular   3,750       7/22/99
       955 Genesee Valley Center                  MI     Regular   3,973      10/22/99
       956 The Florida Mall                       FL     Regular   4,240       11/6/99
       957 Virginia Center Commons                VA     Regular   3,895       7/23/99
       958 State Street                           IL     Regular   5,308      11/26/99
       959 Old Orchard Center                     IL     Regular   4,800       8/27/99
       960 Downtown Crossing                      MA     Regular   5,428       11/5/99
       961 Union Square                           NY     Regular   3,913       7/29/99
       962 The Fashion Centre @ Pentagon City     VA     Regular   3,406       5/14/99
       963 Six Flags Factory Outlet               NJ      Outlet   4,965       5/11/99
       964 Northpark Mall                         MO     Regular   3,578       7/20/99
       965 West Town Mall                         TN     Regular   4,200       5/14/99
       966 Knoxville Town Center                  TN     Regular   4,144      10/22/99
       967 Madison Square                         AL     Regular   3,591      10/23/99
       968 West Ridge Mall                        KS     Regular   3,800      10/25/99
       969 Arbor Place Mall                       GA     Regular   4,250      10/13/99
       970 Palisades Avenue                       NJ     Regular   5,000      11/15/99
       971 Franklin Park Mall                     OH     Regular   3,651       7/14/99
       972 SouthPark Mall                         IL     Regular   3,183       8/20/99
       975 The Empire - Empire East               SD     Regular   3,821      10/25/99
       976 Montgomery Mall                        AL     Regular   3,630       11/3/99
       977 Spotsylvania Mall                      VA     Regular   3,710      10/28/99
       979 Washington Heights                     NY     Regular   6,000       9/23/99
       980 Fashion Place                          UT     Regular   3,600      10/27/99
       981 North Point Mall                       GA     Regular   3,628      10/21/99
       982 Miami International Mall               FL     Regular   4,480      10/24/99
       983 Columbiana Centre                      SC     Regular   3,630      10/23/99
       984 The Sands Shopping Center              NY     Regular   7,500       12/3/99

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                          CITY
 -------         ----------                               -------                                          ----
       985 Town Center at Boca Raton              240 Town Center                                          Boca Raton
       987 Five Towns Shopping Center             253-01 Rockaway Blvd.                                    Woodmere
       988 Bruckner Plaza                         1937 Tumbull Avenue                                      Bronx
       989 Woodbury Commons                       632 Blue Bird Court                                      Central Valley
      1001 Parkchester                            1420 Metropolitan Avenue                                 Bronx
      1002 Walnut Street                          Rittenhouse Claridge, 1722-24 Walnut Street              Philadelphia
      1003 North Ave & Kingsbury Road             1574 North Kingsbury Street                              Chicago
      1004 Pioneer Place                          385 Southwest Yamshill, Space 1300                       Portland
      1005 Palisades Center                       3751 Palisades Center Drive                              West Nyack
      1006 Sunvalley Shopping Center              464 Sunvalley Mall                                       Concord
      1007 Panama City Mall                       E-2160 Martin Luther King Jr. Blvd.                      Panama City
      1008 Mall of the Bluffs                     1751 Madison Avenue, Suite 326                           Council Bluffs
      1009 The Esplanade                          1401 W. Esplanade Avenue, Suite 1606                     Kenner
      1010 Meadowood Mall                         5435 Meadowood Mall Circle                               Reno
      1011 CoolSprings Galleria                   1800 Galleria Blvd., Suite 2120                          Franklin
      1012 Valley River Center                    269 Valley River Center                                  Eugene
      1013 Ridgmar                                1936 Green Oaks Road                                     Fort Worth
      1014 Boulevard Mall                         1211 Niagara Falls Blvd., Space #629                     Amherst
      1015 Bellevue Square                        250 Bellevue Square                                      Bellevue
      1016 Stonestown Galleria                    3251 20th Ave., Suite 120/122                            San Francisco
      1017 Katy Mills                             5000 Katy Mills Circle, Suite 614                        Katy
      1018 Lloy Center                            1010 Lloyd Center                                        Portland
      1019 Clackamas Town Center                  12000 SE 82 Ave., Suite #1017                            Portland
      1021 North Star Mall                        7400 San Pedro Road, Space 252                           San Antonio
      1022 Capital Mall                           625 Black Lake Blvd, Suite 226                           Olympia
      1023 Oakwood Center                         197 Westbank Expressway, Space 1295                      Gretna
      1024 Opry Mills Mall                        2828 Opryland Drive, suite #471                          Nashville
      1025 Cape Cod Mall                          Rt. 132/Iannough Road                                    Hyannis
      1026 Mall of America (babyPLACE)            276 North Garden                                         Bloomington
      1028 Myrtle Avenue                          57 - 37/41 Myrtle Avenue                                 Queens
      1029 First Colony Mall                      16535 South West Freeway, Suite 310                      Sugarland
      1030 Serramonte Center                      117-A Serramonte Center                                  Daly City
      1031 Vancouver Mall                         8700 NE Vancouver Mall Drive, Suite 144                  Vancouver
      1032 Stoneridge Shopping Center             1248 Stoneridge Mall                                     Pleasanton
      1033 South County Center                    55 South County Centerway                                St. Louis
      1034 Golden East Crossing                   1100 North Wesleyan Blvd, Suite 158                      Rocky Mount

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
       985 Town Center at Boca Raton              FL     Regular   3,821      11/23/99
       987 Five Towns Shopping Center             NY     Regular  10,000       12/2/99
       988 Bruckner Plaza                         NY     Regular   4,200      11/19/99
       989 Woodbury Commons                       NY      Outlet   4,900      11/24/99
      1001 Parkchester                            NY     Regular   4,000       2/21/00
      1002 Walnut Street                          PA     Regular   3,960       2/28/00
      1003 North Ave & Kingsbury Road             IL     Regular   5,220       2/26/00
      1004 Pioneer Place                          OR     Regular   3,808       3/28/00
      1005 Palisades Center                       NY     Regular   4,249       2/18/00
      1006 Sunvalley Shopping Center              CA     Regular   3,900       2/29/00
      1007 Panama City Mall                       FL     Regular   4,172        3/7/00
      1008 Mall of the Bluffs                     IA     Regular   3,989       2/25/00
      1009 The Esplanade                          LA     Regular   3,872        3/9/00
      1010 Meadowood Mall                         NV     Regular   4,003       2/24/00
      1011 CoolSprings Galleria                   TN     Regular   3,500       2/22/00
      1012 Valley River Center                    OR     Regular   3,652        3/5/00
      1013 Ridgmar                                TX     Regular   4,180       3/10/00
      1014 Boulevard Mall                         NY     Regular   3,688       2/24/00
      1015 Bellevue Square                        WA     Regular   3,754        4/4/00
      1016 Stonestown Galleria                    CA     Regular   4,497       3/10/00
      1017 Katy Mills                             TX      Outlet   5,406       2/25/00
      1018 Lloy Center                            OR     Regular   3,952        3/1/00
      1019 Clackamas Town Center                  OR     Regular   3,782       4/14/00
      1021 North Star Mall                        TX     Regular   3,355        3/4/00
      1022 Capital Mall                           WA     Regular   4,252        3/8/00
      1023 Oakwood Center                         LA     Regular   3,595       2/29/00
      1024 Opry Mills Mall                        TN      Outlet   5,790       5/10/00
      1025 Cape Cod Mall                          MA     Regular   4,015        4/7/00
      1026 Mall of America (babyPLACE)            MN     Regular   1,915        3/3/00
      1028 Myrtle Avenue                          NY     Regular   4,884       4/13/00
      1029 First Colony Mall                      TX     Regular   4,204       3/10/00
      1030 Serramonte Center                      CA     Regular   5,373       3/12/00
      1031 Vancouver Mall                         WA     Regular   3,559       3/10/00
      1032 Stoneridge Shopping Center             CA     Regular   4,195       4/13/00
      1033 South County Center                    MO     Regular   4,429       5/12/00
      1034 Golden East Crossing                   NC     Regular   3,873       4/11/00

                              THE CHILDREN'S PLACE
                                   351 STORES
 11-Sep-00


 STORE #         STORE NAME                               ADDRESS                                          CITY
 -------         ----------                               -------                                          ----
      1035 Cordova Mall                           5100 North Ninth Avenue, Suite #A125                     Pensacola
      1036 Miller Hill Mall                       1600 Miller Trunk Hwy., Space #F06A                      Duluth
      1038 Century III Mall                       3075 Clairton Road                                       West Mifflin
      1039 Grapevine Mills                        3000 Grapevine Mills Parkway, Suite 600                  Grapevine
      1040 Cherry Creek Shopping Center           3000 E. First Avenue                                     Denver
      1043 Acadiana Mall                          5725 Johnston St., Space #A-257                          Lafayette
      1044 Oakridge Mall                          190 Oakridge Mall                                        San Jose
      1045 Galleria                               13355 Dallas Parkway, Suite 3625                         Dallas
      1046 Town East Mall                         1056 Town East Mall                                      Mesquite
      1047 Chicago Ridge Mall                     311 Chicago Ridge Mall, Space G11                        Chicago Ridge
      1048 West Towne Mall                        48B West Towne                                           Madison
      1049 The Mall @ Cortana                     9773 Cortana Place                                       Baton Rouge
      1050 Solano Mall                            1350 Travis Blvd., Suite 1467-A                          Fairfield
      1052 River Hills Mall                       1850 Adams Street, Box 320                               Mankato
      1054 Boynton Beach Mall                     801 N. Congress Avenue, Room 817                         Boynton Beach
      1056 Cherry Vale Mall                       7200 Harrison Avenue, Unit E-60                          Rockford
      1057 Gateway mall                           149 Gateway Mall                                         Lincoln
      1058 Chesapeake Square                      4200 Portsmouth Blvd., Space 550                         Chesapeake
      1059 Oviedo Marketplace                     1210 Oviedo Marketplace Blvd., Space #1035               Oviedo
      1060 Layton Hills Mall                      1014 Layton Hills Mall                                   Layton
      1061 Chautauqua Mall                        318 East Fairmount Ave., Space #620                      Lakewood
      1062 Quail Springs Mall                     2501 W. Memorial Road                                    Oklahoma City
      1065 Tanger Outlet at Branson               300 Tanger Blvd., Suite 208                              Branson
      1067 Waterford Lakes Town Center            441 N. Alafaya Trail                                     Orlando
      1088 Mall del Norte                         5300 San Dario, Suite 110-B                              Laredo
      1097 Darinor Plaza                          500 Connecticut Avenue                                   Norwalk
      1101 Freeport                               42 Main St.                                              Freeport

                                                                              DATE       DATE
 STORE #     STORE NAME                           STATE    TYPE     SIZE     OPENED      RENO
 -------     ----------                           -----    ----     ----     ------      ----
      1035 Cordova Mall                           FL     Regular   3,890        4/1/00
      1036 Miller Hill Mall                       MN     Regular   4,280        5/5/00
      1038 Century III Mall                       PA     Regular   3,804        5/3/00
      1039 Grapevine Mills                        TX      Outlet   5,134       3/10/00
      1040 Cherry Creek Shopping Center           CO     Regular   4,500       4/20/00
      1043 Acadiana Mall                          LA     Regular   3,796        4/6/00
      1044 Oakridge Mall                          CA     Regular   3,645       4/14/00
      1045 Galleria                               TX     Regular   3,685       5/12/00
      1046 Town East Mall                         TX     Regular   3,966        5/9/00
      1047 Chicago Ridge Mall                     IL     Regular   3,809       3/10/00
      1048 West Towne Mall                        WI     Regular   4,560       4/15/00
      1049 The Mall @ Cortana                     LA     Regular   4,107       5/15/00
      1050 Solano Mall                            CA     Regular   3,893        4/5/00
      1052 River Hills Mall                       MN     Regular   4,450       4/14/00
      1054 Boynton Beach Mall                     FL     Regular   3,742       5/26/00
      1056 Cherry Vale Mall                       IL     Regular   3,709        5/9/00
      1057 Gateway mall                           NE     Regular   3,650        5/9/00
      1058 Chesapeake Square                      VA     Regular   4,199       4/10/00
      1059 Oviedo Marketplace                     FL     Regular   4,031        5/5/00
      1060 Layton Hills Mall                      UT     Regular   3,343       4/15/00
      1061 Chautauqua Mall                        NY     Regular   3,652        4/6/00
      1062 Quail Springs Mall                     OK     Regular   4,000       5/11/00
      1065 Tanger Outlet at Branson               MO      Outlet   5,004        4/4/00
      1067 Waterford Lakes Town Center            FL     Regular   3,711       5/20/00
      1088 Mall del Norte                         TX     Regular   4,007        5/2/00
      1097 Darinor Plaza                          CT     Regular   3,659       5/19/00
      1101 Freeport                               ME      Outlet   7,212       6/24/00

                                  SCHEDULE 7.1

                                  Indebtedness



                                      None

                                       EXHIBIT A-1

                        FORM OF ASSIGNMENT AND ACCEPTANCE


            This ASSIGNMENT AND ACCEPTANCE (this "ASSIGNMENT AND ACCEPTANCE") dated as of ____________, 200__ is made between _________________ (the
"ASSIGNOR") and _________________ (the "ASSIGNEE").

                                    RECITALS

            A. The Assignor is party to that certain Second Amended and Restated Loan and Security Agreement, dated as of July 5, 2000 (as amended, amended and restated, modified, supplemented or renewed from time to time, the "LOAN AGREEMENT"), among The Children's Place Retail Stores, Inc. ("Borrower"), the several financial institutions from time to time party thereto (including the Assignor, collectively, the "LENDERS"), and Foothill Capital Corporation, a California corporation, as agent for the Lenders (the "AGENT"). Any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement;

            B. As provided under the Loan Agreement, the Assignor has committed to making Loans (the "COMMITTED LOANS") to the Borrower in an aggregate amount not to exceed $ (the "COMMITMENT");

            C. [The Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrower] [No Committed Loans are outstanding under the Loan Agreement];

            D. [The Assignor has acquired a participation in the Agent's liability under Letters of Credit in an aggregate outstanding principal amount of $____________ (the "L/C OBLIGATIONS")] [No Letters of Credit are outstanding under the Loan Agreement]; and

            E. The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations,] in an amount equal to $_________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

            NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            1. ASSIGNMENT AND ACCEPTANCE.

            (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers, delegates, and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance)


                                                             Exhibit A-1, Page 1

__% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment [and the Committed Loans and the L/C Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Loan Documents.

            [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans and L/C Obligations assigned.]

            (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality (if any) and the payment of indemnification to the Agent, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee; PROVIDED, HOWEVER, the Assignor shall not relinquish the rights under the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

            (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $ .

            (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $ .

            2. PAYMENTS.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $_______, representing the Assignee's Percentage Share of the principal amount of all Committed Loans.

            (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount of ___________________ ($_______), as specified in
Section 15.1(a) of the Loan Agreement.

            3. REALLOCATION OF PAYMENTS.

            Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [,] [and] Committed Loans [and L/C Obligations] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant


                                                             Exhibit A-1, Page 2
to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

            4. INDEPENDENT CREDIT DECISION.

            The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in SECTION 6.3 of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

            5. EFFECTIVE DATE; NOTICES.

            (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance (the "Effective Date") shall be the later of: (i) ____________, 199_; and (ii) the first day on which the following conditions precedent have been satisfied:

                 (i) Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                 (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under SECTION 15.1(A) of the Loan Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the processing fee referred to in Section 2(b) hereof and in
SECTION 15.1 of the Loan Agreement in the amount of _______________________ ($______), shall have been paid to the Agent; and

               (v) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Loan Agreement.

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgement by the Agent, a Notice of Assignment [substantially] in the form attached hereto as SCHEDULE 1.

            6. AGENT.

            [(a)].The Assignee hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan Agreement.


                                                             Exhibit A-1, Page 3

            [INCLUDE ONLY IF ASSIGNOR IS AGENT] [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan Agreement.]

            7. WITHHOLDING TAX.

            The Assignee (a) represents and warrants to the Lenders, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lenders with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or the Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with all applicable U.S. laws and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

            8. REPRESENTATIONS AND WARRANTIES.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the financial condition of the Borrower, or the performance or observance by the Borrower, of any of its obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.


                                                             Exhibit A-1, Page 4

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and is an Eligible Transferee and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with any person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            9. FURTHER ASSURANCES.

            The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

            10. MISCELLANEOUS.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

            (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION. The Assignor and Assignee each agrees that, in addition to any other courts that may have jurisdiction under


                                                             Exhibit A-1, Page 5
applicable laws or rules, any action or proceeding to enforce or arising out of this Assignment and Acceptance may be commenced in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and the Assignor and Assignee each consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN) DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE ASSIGNOR AND THE ASSIGNEE. THE ASSIGNOR AND THE ASSIGNEE EACH CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

            [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Loan Agreement.]

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

                                    Address:
                                                --------------------------------

                                                --------------------------------

                                                             Exhibit A-1, Page 6

                                    [ASSIGNEE]


                                    By:
                                       ---------------------------------------

                                    Title:
                                          ------------------------------------


                                    By:
                                       ---------------------------------------

                                    Title:
                                          ------------------------------------

                                    Address:
                                                ------------------------------

                                                ------------------------------

                                                ------------------------------



                                                             Exhibit A-1, Page 7

                                   SCHEDULE 1
                       NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                      ___________, 200___


Foothill Capital Corporation
11111 Santa Monica Boulevard
Suite 1500
Los Angeles, CA 90025-3333
Attn:  ________________

[Name and Address of Borrower]

Ladies and Gentlemen:

            We refer to the Second Amended and Restated Loan and Security Agreement, dated as of July 5, 2000 (as amended, amended and restated, modified, supplemented or renewed from time to time, the "Loan Agreement"), among The Children's Retail Stores, Inc. ("Borrower"), the several financial institutions from time to time party thereto (collectively, the "Lenders"), and Foothill Capital Corporation, as agent for the Lenders (the "Agent"). Terms defined in the Loan Agreement are used herein as therein defined.

            1. We hereby give you notice of, and request your consent to, the assignment by ______ (the "ASSIGNOR") to ________________ (the "ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Loan Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding loans made by the Assignor [and the Assignor's participation in the Letters of Credit]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment, the Assignor's Commitment is $_________[,] [and] the aggregate amount of its outstanding loans is $_______[, and its participation in L/C Obligations is $___________].

2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan Agreement.

3. The following administrative details apply to the Assignee:

                  (A)   Notice Address:

                        Assignee name:
                                      ------------------------------
                        Address:
                                      ------------------------------

                                      ------------------------------

                                                             Exhibit A-1, Page 8

                  (B)   Payment Instructions:

                        Account No.:
                                    ------------------------------------
                                At:
                                    ------------------------------------

                                    ------------------------------------

                                    ------------------------------------
                        Reference:
                                    ------------------------------------
                        Attention:
                                    ------------------------------------

            4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                    Very truly yours,

                                    [NAME OF ASSIGNOR]


                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------

                                    By:
                                       ------------------------------------
                                    Title:
                                          ---------------------------------


                                    [NAME OF ASSIGNEE]


                                    By:
                                    Title:

                                    By:
                                    Title:

ACKNOWLEDGED:

_____________________________ ,
a ______ corporation, as Borrower


By:
   ---------------------------------
Title:
      ------------------------------

                                                             Exhibit A-1, Page 9

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

FOOTHILL CAPITAL CORPORATION,
a California corporation, as Agent


By:
   ---------------------------
Title:
      ------------------------



                                                            Exhibit A-1, Page 10

                                       EXHIBIT C-1

                       COMPLIANCE CERTIFICATE SAMPLE COPY


Date _______________, 2001

FOOTHILL CAPITAL CORPORATION
11111 Santa Monica Boulevard, Suite 1500
Santa Monica, California 90025-3333
Attention:  ________________________

            RE: SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, DATED AS OF JULY 5, 2000 (THE "AGREEMENT") BY AND AMONG FOOTHILL CAPITAL CORPORATION AS AGENT ("AGENT") FOR CERTAIN FINANCIAL INSTITUTIONS , THE FINANCIAL INSTITUTIONS AND THE CHILDREN'S PLACE RETAIL STORES, INC. ("BORROWER").

Dear _______________:

In accordance with Section 6.2 of the Agreement, this letter shall serve as certification to Agent that to the best of my knowledge: (i) all financial statements have been prepared in accordance with GAAP and fairly represent the financial condition of Borrower, (ii) the representations and warranties of Borrower set forth in the Agreement and other Loan Documents are true and correct in all material respects on and as of the date of this certification,
(iii) as demonstrated on Exhibit 1 attached hereto, Borrower is in compliance with each of its financial covenants set forth in Sections 7.19 and 7.20 of the Agreement as of the date of this certification, and (iv) there does not exist any condition or event that constitutes a Default or Event of Default. Such certification is made as of the fiscal month ending ______________, 200__.

Sincerely,



Chief Financial Officer


                                                                    Schedule C-1